SCUDDER HIGH INCOME TRUST
                      SCUDDER INTERMEDIATE GOVERNMENT TRUST
                        SCUDDER MULTI-MARKET INCOME TRUST
                         SCUDDER MUNICIPAL INCOME TRUST
                         SCUDDER STRATEGIC INCOME TRUST
                    SCUDDER STRATEGIC MUNICIPAL INCOME TRUST

                                 IMPORTANT NEWS
                          FOR SCUDDER FUND SHAREHOLDERS



         While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some matters affecting your Fund that will be the subject of a shareholder vote.



                          Q & A: QUESTIONS AND ANSWERS

Q.       WHAT IS HAPPENING?

A. On December 3, 2001, Zurich Financial Services ("Zurich Financial") the majority owner of Zurich Scudder Investments, Inc., your Fund's investment manager ("Scudder"), entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain U.K. operations, which will be retained by the Zurich Financial entities. Following this transaction (the "Transaction"), Scudder will become part of Deutsche Asset Management and will change its name.

         As a result of the sale of Scudder to Deutsche Bank, your Fund's investment management agreement with Scudder will terminate. In order for Scudder to continue to serve as investment manager of your Fund, the Fund's shareholders must approve a new investment management agreement. The enclosed Proxy Statement gives you additional information on Deutsche Bank and the proposed new investment management agreement as well as certain other matters. You are being asked to vote on the new investment management agreement for your Fund, the election of Trustees that act on behalf of your Fund, the ratification of the selection of Ernst & Young LLP as your Fund's independent auditors and, if you are a shareholder of Scudder Multi-Market Income Trust or Scudder Strategic Income Trust, new sub-advisory agreements. The Board members of your Fund, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, recommend that you vote FOR the approval of the new investment management agreement for your Fund, the election of the Trustees and each other proposal applicable to your Fund.

Q. WHY AM I BEING ASKED TO VOTE ON THE PROPOSED NEW INVESTMENT MANAGEMENT AGREEMENT?

A. The Investment Company Act of 1940, which regulates mutual funds in the United States such as your Fund, requires a shareholder vote to approve a new investment management agreement whenever there is a "change in control" of a fund's investment manager. The proposed sale of Scudder to Deutsche Bank will result in such a change of control and therefore requires shareholder approval of a new investment management agreement with your Fund in order for Scudder to continue serving as your Fund's investment manager.

Q.       HOW  WILL  THE  TRANSACTION  WITH  DEUTSCHE  BANK  AFFECT  ME AS A FUND
         SHAREHOLDER?

A. Your investment in your Fund will not change as a result of the Transaction. You will still own the same shares in the same Fund, and the value of your investment will not change as a result of the Transaction with Deutsche Bank. Your Fund will continue to be branded and marketed as a "Scudder" Fund. Your Fund's investment management agreement will still be with Scudder and the terms of the new investment management agreement are substantially identical to the terms of the current investment management agreement, except that, to the extent permissible, pursuant to the new investment management agreement, Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the approval of the board members of your Fund, including those who are not affiliated with your Fund, Scudder or Deutsche Bank. Scudder, though, will be combined with and integrated into Deutsche Bank's investment management organization and, as described more fully in the enclosed Proxy Statement, many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund.

Q. WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE NEW INVESTMENT MANAGEMENT AGREEMENT?

A. If shareholders do not approve the new investment management agreement and the Transaction with Deutsche Bank is completed, the current investment management agreement will terminate and your Fund's Board will take such action as it deems to be in the best interests of your Fund and its shareholders, including entering into an interim investment management agreement with Scudder. This is discussed in more detail in the enclosed Proxy Statement under "Information Concerning the Transaction and Deutsche Bank" in Proposal 2.

Q. WILL THE INVESTMENT MANAGEMENT FEE RATE BE THE SAME UPON APPROVAL OF THE NEW INVESTMENT MANAGEMENT AGREEMENT?

A. Yes, the investment management fee rate applicable to your Fund under the new investment management agreement is the same as that currently in effect.

Q.       HOW DOES MY FUND'S BOARD RECOMMEND THAT I VOTE?

A. After careful consideration, the members of your Fund's Board, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, unanimously recommend that you vote in favor of the new investment management agreement. The reasons for their recommendation are discussed in more detail in the enclosed Proxy Statement under "Board Approval and Recommendation" and "Board Considerations" in Proposal 2.

Q. WILL MY FUND PAY FOR THE PROXY SOLICITATION AND LEGAL COSTS ASSOCIATED WITH THIS TRANSACTION?

A. No, neither you nor your Fund will bear any costs associated with the proposed Transaction. Scudder has agreed to bear these costs.

Q.       WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE PROXY CARD?

A. Because each Fund must vote separately, you are being sent a proxy card for each Fund account that you have. Please vote on all applicable proposals shown on each proxy card that you receive.

Q.       WHOM  SHOULD  I  CALL  FOR  ADDITIONAL  INFORMATION  ABOUT  THIS  PROXY
         STATEMENT?

A.       Please  call   Georgeson   Shareholder   Communications,   your  Fund's
         information agent, at [ ].

                                February 25, 2002

         Dear Shareholder:

         The Zurich Financial Services ("Zurich Financial") entities that currently own a majority of Zurich Scudder Investments, Inc. ("Scudder") have entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations, which will be retained by the Zurich Financial entities (the "Transaction"). Following the Transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the United States for the asset management activities of Deutsche Bank and certain of its subsidiaries, and will change its name. Because of the Transaction, it is necessary for the shareholders of each of the funds for which Scudder acts as investment manager, including your Fund, to approve a new investment management agreement in order for Scudder to continue serving as investment manager.

         The following important facts about the Transaction are outlined below:

o The Transaction will have no effect on the number of shares you own or the value of those shares.

o The investment management fee rate applicable to your Fund under the new investment management agreement is the same as that currently in effect.

o Your Fund's investment management agreement will still be with Scudder, and the terms of the new investment management agreement will be substantially identical to the terms of the current investment management agreement, except for the addition of certain language that, to the extent permissible, pursuant to the new investment management agreement, Scudder would be authorized to adjust the duties, the amount of assets to be managed and the fees paid to any advisory entity that Scudder controls, is controlled by, or is under common control with, upon the approval of the board members of your Fund, including those who are not affiliated with your Fund, Scudder or Deutsche Bank.

o Scudder will be combined with and integrated into Deutsche Bank's investment management organization, and many of the personnel and resources of Deutsche Asset Management will be involved in managing your Fund.

o The members of your Fund's Board, including those who are not affiliated with your Fund, Scudder or Deutsche Bank, have carefully reviewed the proposed Transaction and unanimously recommend you vote in favor of the new investment management agreement.

         You are also being asked to vote on the election of your Fund's Board as well as the ratification of the selection of your Fund's independent auditors.

         Please take the time to read the enclosed materials.

         The question and answer section that begins on the front cover of the Proxy Statement discusses the proposals that require shareholder approval. The Proxy Statement itself provides greater detail about the proposals, why they are being made and how they apply to your Fund. The Board recommends that you read the enclosed materials carefully and vote in favor of each proposal.

         To vote, simply fill out the enclosed proxy card(s) -- be sure to sign and date it -- and return it to us in the enclosed postage-paid envelope. Because all of the funds for which Scudder acts as investment manager are holding shareholder meetings regarding these and other issues, you may receive more than one proxy card. If so, please vote each one.

         Your vote is very important to us. If we do not hear from you by [date], our proxy solicitor may contact you. Thank you for your response and for your continued investment with Scudder.


Respectfully,


Mark S. Casady
President

PRELIMINARY COPY

                            SCUDDER HIGH INCOME TRUST
                      SCUDDER INTERMEDIATE GOVERNMENT TRUST
                        SCUDDER MULTI-MARKET INCOME TRUST
                         SCUDDER MUNICIPAL INCOME TRUST
                         SCUDDER STRATEGIC INCOME TRUST
                    SCUDDER STRATEGIC MUNICIPAL INCOME TRUST



                 NOTICE OF JOINT ANNUAL MEETING OF SHAREHOLDERS

         Please take notice that a joint annual meeting (each, a "Meeting") of the shareholders of Scudder High Income Trust ("KHI"), Scudder Intermediate Government Trust ("KGT"), Scudder Multi-Market Income Trust ("KMM"), Scudder Municipal Income Trust ("KTF"), Scudder Strategic Income Trust ("KST"), and
Scudder Strategic Municipal Income Trust ("KSM") (each, a "Fund" and collectively, the "Funds") will be held at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, for the following purposes and to transact such other business, if any, as may properly come before the Meetings:

Proposal 1: To elect Trustees to the Board of each Fund as outlined below:

                    a. For KHI, KGT, KMM and KST only, to elect twelve Trustees to the Board of each Fund; and

                    b. For KTF and KSM only, to elect twelve Trustees to the Board of each Fund with ten Trustees to be elected by the holders of Preferred and Common Shares voting together and two Trustees to be elected by holders of the Preferred Shares only.

Proposal 2: For each Fund, to approve a new investment  management agreement for the Fund with Zurich Scudder Investments, Inc.;

Proposal 3: (For shareholders of KMM and KST only) to approve a new sub-advisory agreement for each Fund between Zurich Scudder Investments, Inc.and Deutsche Asset Management Investment Services Limited; and

Proposal 4: To ratify or reject the selection of Ernst & Young LLP as the independent auditors for each Fund for the Fund's current fiscal year.

         The Board of each Fund recommends that shareholders vote FOR all applicable Proposals.

         The persons named as proxies will vote in their discretion on any other business that may properly come before a Meeting or any adjournments or postponements thereof.

         Holders of record of shares of each Fund at the close of business on February 8, 2002 are entitled to vote at a Meeting and at any adjournments or postponements thereof. Shareholders are entitled to one vote for each share held.

         In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at a Meeting with respect to one or more Funds, the persons named as proxies may propose one or more adjournments of the Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares of the concerned Fund present in person or by proxy at a Meeting. The persons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote AGAINST any such adjournment those proxies to be voted against that Proposal.

                             By Order of the Boards,


                                  John Millette
                                    Secretary

February 25, 2002


IMPORTANT - We urge you to sign and date the enclosed proxy card(s) and return it in the enclosed addressed envelope which requires no postage. Your prompt return of the enclosed proxy card(s) may save the necessity of further solicitations. If you wish to attend the Meetings and vote your shares in person at that time, you will still be able to do so.

PRELIMINARY COPY

                                                               February 25, 2002

                            SCUDDER HIGH INCOME TRUST
                      SCUDDER INTERMEDIATE GOVERNMENT TRUST
                        SCUDDER MULTI-MARKET INCOME TRUST
                         SCUDDER MUNICIPAL INCOME TRUST
                         SCUDDER STRATEGIC INCOME TRUST
                    SCUDDER STRATEGIC MUNICIPAL INCOME TRUST

                            222 South Riverside Plaza
                             Chicago, Illinois 60606

                              JOINT PROXY STATEMENT

                                     General

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board," the Trustees of each of which are referred to as the "Trustees" of the relevant Board) of each of Scudder High Income Trust ("KHI"), Scudder Intermediate Government Trust ("KGT"), Scudder Multi-Market Income Trust ("KMM"), Scudder Municipal Income Trust ("KTF"), Scudder Strategic Income Trust ("KST"), and Scudder Strategic Municipal Income Trust ("KSM") (each, a "Fund" and collectively, the "Funds"). These proxies will be used at the joint annual meeting of shareholders of each Fund to be held at the offices of Zurich Scudder Investments, Inc., the investment manager of each Fund ("Scudder" or the "Investment Manager"), 13th Floor, Two International Place, Boston Massachusetts 02110-4103, on March 28, 2002, at 4:00 p.m., Eastern time, or at such later time made necessary by any and all adjournments or postponements thereof (each, a "Meeting"). The shareholders of each Fund will vote separately on the items presented at the Meetings. This Proxy Statement, the Notice of Annual Meeting and the proxy card(s) are first being mailed to shareholders on or about February 25, 2002 or as soon as practicable thereafter.

     Proposal 1 relates to the election of Trustees, Proposal 2 relates to the approval of a new investment management agreement for each Fund, Proposal 3 is only relevant to the shareholders of KMM and KST and relates to the approval of a new sub-advisory agreement for each Fund with Deutsche Asset Management Investment Services Limited and Proposal 4 relates to the ratification of the selection of each Fund's independent auditors. As discussed below, shareholder approval of Proposal 2 will have no effect upon the investment management fee rates currently in effect.

     The Board of each Fund recommends that shareholders vote FOR all Proposals.
The  vote  required  to  approve  these   Proposals  is  described  below  under
"Additional Information."

     KTF AND KSM ONLY. Pursuant to the Amended and Restated Agreement and Declaration of Trust of each Fund, the Board may authorize separate classes of shares of beneficial interest. The Board of each Fund has authorized, and each Fund has issued, common shares of beneficial interest (the "Common Shares") and preferred shares of beneficial interest (the "Preferred Shares"). The Common Shares and the Preferred Shares have different powers, rights, preferences and privileges, qualifications, limitations and restrictions with respect to, among other things, dividends, liquidation, redemption and voting as more fully set forth in the Certificate of Designation for Preferred Shares that established the Preferred Shares. For KTF, the Common Shares were first issued on October 20, 1988 and the Preferred Shares were first issued on July 24, 1989 (Series A, B, C and D) and November 24, 1999 (Series E). For KSM, the Common Shares were first issued on March 22, 1989 and the Preferred Shares were first issued on September 21, 1999. At the Meeting, the holders of the Preferred Shares, voting as a separate class, are entitled to elect two Trustees, and the holders of the Common Shares and the Preferred Shares, voting together as a single class, are entitled to elect the ten remaining Trustees. On Proposals 2, 3 and 4, the holders of the Common Shares and Preferred Shares will vote together as a single class.

     Each Fund provides periodic reports to its shareholders that highlight relevant information, including investment results and a review of portfolio changes. You may receive an additional copy of the most recent annual report for a Fund and a copy of any more recent semi-annual report, without charge, by calling [ ] or writing the Fund, c/o Zurich Scudder Investments, Inc., at the address shown at the beginning of this Proxy Statement.

                        Proposal 1: Election of Trustees

     At the Meeting, shareholders of each Fund will be asked to elect twelve individuals (ten individuals for holders of Common Shares of KTF and KSM only) to constitute the Board of Trustees of each Fund. All of the nominees were last elected to each Board at the 2001 joint annual meeting of shareholders. The individuals who have been nominated for election as Trustees of each Fund were nominated after careful consideration by the present Board of Trustees of each Fund. The nominees are listed below.

     Upon consummation of the transaction described below in Proposal 2, it is expected that Ms. Coughlin will resign from each Board and that a senior executive of Deutsche Bank will be proposed to fill the vacancy. In the event that the transaction described below in Proposal 2 does not, for any reason, occur, the current Board of Trustees of each Fund as currently constituted will continue to serve in such capacity.

     The persons named as proxies on the enclosed proxy card(s) will vote for the election of all of the nominees (as to each relevant Fund) unless authority to vote for any or all of the nominees is withheld in the proxy. Each Trustee so elected will serve as a Trustee of the respective Fund until (i) the next meeting of shareholders, if any, called for the purpose of electing Trustees and until the election and qualification of a successor, or (ii) until such Trustee sooner dies, resigns or is removed as provided in the governing documents of the applicable Fund. Each of the nominees has indicated that he or she is willing to serve as a Trustee, if elected, except that Ms. Coughlin has indicated that if the transaction described below in Proposal 2 does occur, as expected, she will resign immediately following its consummation. If any or all of the nominees should become unavailable for election due to events not now known or anticipated, the persons named as proxies will vote for such other nominee or nominees as the current Trustees may recommend.

     KTF AND KSM ONLY. As indicated above, holders of the Preferred Shares are entitled to elect two Trustees. Messrs. Glavin and Weithers are nominees for election by holders of the Preferred Shares of KTF and KSM. In addition, ten other Trustees are to be elected by holders of the Common Shares and the Preferred Shares, voting together as a single class. Mmes. Peterson and Coughlin and Messrs. Ballantine, Burnham, Casady, Dunaway, Edgar, Hoffman, Renwick and Sommers are nominees for election by all shareholders.

     The following tables present information about the Trustees. Each Trustee's age is in parentheses after his or her name. Unless otherwise noted, (i) each of the Trustees has engaged in the principal occupation(s) noted in the following tables for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee is c/o Zurich Scudder Investments, Inc., 222 South Riverside Plaza, Chicago, Illinois 60606. Each Trustee listed under "Current Interested Trustees" below is an "interested person" (an "Interested Person") of the Investment Manager or of the Fund within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), due to the fact that they are each officers of the Investment Manager and each is referred to as an "Interested Trustee." Each Trustee who is not an Interested Person of the Investment Manager, Deutsche Bank or of the Fund within the meaning of the 1940 Act is referred to as a "Non-interested Trustee."

Nominees for Election as Trustees
Name (Age) of                       Position(s) Held with     Year First Became     Principal Occupation(s)
Current Trustee                           the Trust              Board Member       and Other Directorships
---------------------------------- ------------------------ ---------------------- ------------------------------
Current Interested Trustees
Mark S. Casady [(age)]             Trustee and President     2001 - All             Managing Director, Scudder;
                                                                                    formerly, Institutional
                                                                                    Sales Manager of an
                                                                                    unaffiliated mutual fund
                                                                                    distributor.

Linda C. Coughlin [(age)]          Trustee                   2000 - All             Managing Director, Scudder.
William F. Glavin [(age)]          Trustee                   2001 - All             Managing Director, Scudder;
                                                                                    formerly, Executive Vice
                                                                                    President of Market and
                                                                                    Product Development, The
                                                                                    Dreyfus Corporation.

Current Non-interested Trustees
John W. Ballantine [(age)]         Trustee                  2001 - All              Retired; formerly,
                                                                                    Executive Vice President
                                                                                    and Chief Risk Management
                                                                                    Officer, First Chicago NBD
                                                                                    Corporation/The First
                                                                                    National Bank of Chicago,
                                                                                    1996-1998; Executive Vice
                                                                                    President and Head of
                                                                                    International Banking,
                                                                                    1995-1996; Director, First
                                                                                    Oak Brook Bancshares, Inc.,
                                                                                    Oak Brook Bank and Tokheim
                                                                                    Corporation (designer,
                                                                                    manufacturer and servicer
                                                                                    of electronic and
                                                                                    mechanical petroleum
                                                                                    marketing systems).

Lewis A. Burnham [(age)]           Trustee                  2001 - All              Retired; formerly, Partner,
                                                                                    Business Resources Group;
                                                                                    formerly, Executive Vice
                                                                                    President, Anchor Glass
                                                                                    Container Corporation.

Donald L. Dunaway [(age)]          Trustee                  2001 - All              Retired; formerly,
                                                                                    Executive Vice President,
                                                                                    A.O. Smith Corporation
                                                                                    (diversified manufacturer).

James R. Edgar [(age)]             Trustee                  1999 - All              Distinguished Fellow,
                                                                                    University of Illinois
                                                                                    Institute of Government and
                                                                                    Public Affairs; Director,
                                                                                    Kemper Insurance Companies;
                                                                                    Director, John B.
                                                                                    Sanfilippo & Son, Inc.;
                                                                                    Director, Horizon Group
                                                                                    Properties, Inc.; formerly,
                                                                                    Governor, State of Illinois.

Robert B. Hoffman [(age)]          Trustee                  2001 - All              Retired; formerly,
                                                                                    Chairman, Harnischfeger
                                                                                    Industries, Inc. (machinery
                                                                                    for the mining and paper
                                                                                    industries); formerly, Vice
                                                                                    Chairman and Chief
                                                                                    Financial Officer, Monsanto
                                                                                    Company (agricultural,
                                                                                    pharmaceutical and
                                                                                    nutritional/food products);
                                                                                    formerly, Vice President,
                                                                                    Head of International
                                                                                    Operations, FMC Corporation
                                                                                    (manufacturer of machinery
                                                                                    and chemicals); Director,
                                                                                    Harnischfeger Industries,
                                                                                    Inc.

Shirley D. Peterson [(age)]        Trustee                  2001 - All              Retired; formerly,
                                                                                    President, Hood College;
                                                                                    formerly, Partner, Steptoe
                                                                                    & Johnson (attorneys);
                                                                                    prior thereto,
                                                                                    Commissioner, Internal
                                                                                    Revenue Service; prior
                                                                                    thereto, Assistant Attorney
                                                                                    General (Tax), U.S.
                                                                                    Department of Justice;
                                                                                    Director, Bethlehem Steel
                                                                                    Corp.

Fred B. Renwick [(age)]            Trustee                  1995 - All              Professor Emeritus of
                                                                                    Finance, New York
                                                                                    University, Stern School of
                                                                                    Business; Director, the
                                                                                    Wartburg Foundation;
                                                                                    Chairman, Finance Committee
                                                                                    of Morehouse College Board
                                                                                    of Trustees; Director,
                                                                                    American Bible Society
                                                                                    Investment Committee;
                                                                                    previously, member of the
                                                                                    Investment Committee of
                                                                                    Atlanta University Board of
                                                                                    Trustees; formerly,
                                                                                    Director of Board of
                                                                                    Pensions Evangelical
                                                                                    Lutheran Church in America.

 William P. Sommers [(age)]        Trustee                   2001 - All             Retired; formerly,
                                                                                    President and Chief
                                                                                    Executive Officer, SRI
                                                                                    International (research and
                                                                                    development); prior
                                                                                    thereto, Executive Vice
                                                                                    President, Iameter (medical
                                                                                    information and educational
                                                                                    service provider); prior
                                                                                    thereto, Senior Vice
                                                                                    President and Director,
                                                                                    Booz, Allen & Hamilton Inc.
                                                                                    (management consulting
                                                                                    firm); Director, PSI Inc.,
                                                                                    Evergreen Solar, Inc. and
                                                                                    Litton Industries; Advisor,
                                                                                    Guckenheimer Enterprises;
                                                                                    Consultant and Director,
                                                                                    SRI/Atomic Tangerine.

 John G. Weithers (68)             Trustee                   1993 - All Funds       Director, Federal Life
                                                             except KST             Insurance Company and
                                                             1994 - KST             Chairman of the Members of
                                                                                    the Corporation and Trustee,
                                                                                    DePaul University; formerly,
                                                                                    Chairman of the Board and
                                                                                    Chief Executive Officer,
                                                                                    Chicago Stock Exchange;
                                                                                    formerly, Director,
                                                                                    International Federation
                                                                                    of Stock Exchanges and
                                                                                    Director, Records
                                                                                    Management Systems.

         Each Trustee, with the exception of Ms. Coughlin, serves as a board member of [33] investment companies, with [85] portfolios, managed by Scudder. Ms. Coughlin serves as a board member of [51] investment companies, with [134] portfolios, managed by Scudder.

         Appendix 8 lists the dollar range and amount of shares of each Fund owned directly or beneficially by the Trustees and executive officers.

Positions Held by Interested Trustees with Affiliates of the Fund

                  [TO BE PROVIDED]

Positions Held by Non-interested Trustees with Affiliates of the Fund

                  [TO BE PROVIDED]

Voting Arrangements Between Trustees and Others

                  [TO BE PROVIDED]

Holdings in Scudder, Deutsche Bank and Certain Affiliates by Non-interested Trustees

     The following table discloses as of [ ] the beneficial or record ownership of the securities of the Investment Manager, Deutsche Bank or any entity other than another registered investment company, controlling, controlled by or under common control with the Investment Manager or Deutsche Bank. This information is provided for each Non-interested Trustee, and his or her immediate family members.

                      Name of Owners
                             and
                      Relationships to                                               Value of
  Name of Trustee          Trustee            Company         Title of Class        Securities      Percent of Class







Other Material Interests in Scudder, Deutsche Bank and Certain Affiliates by Non-interested Trustees

                  [TO BE PROVIDED]

Material Interests in Certain Transactions by Non-interested Trustees

                  [TO BE PROVIDED]

Certain Relationships Between Non-interested Trustees and Others

                  [TO BE PROVIDED]

Responsibilities of each Board - Board and Committee Meetings

     The primary responsibility of each Board is to represent the interests of the shareholders of each Fund and to provide oversight of the management of the Fund. Each Board is comprised of three individuals who are considered Interested Trustees and nine individuals who are considered Non-interested Trustees. Upon consummation of the transaction described below in Proposal 2, it is expected that Ms. Coughlin will resign from each Board and that a senior executive of Deutsche Bank will be proposed to fill the vacancy. If the proposed Boards of Trustees are approved by shareholders, at least 75% of each Board will be Non-interested Trustees. Each of the nominees that will be considered a Non-interested Trustee, if elected, has been selected and nominated by the current Non-interested Trustees of each Fund.

     Each Board of Trustees meets multiple times during the year to review the investment performance of each Fund and other operational matters, including policies and procedures with respect to compliance with regulatory and other requirements. Furthermore, the Trustees review the fees paid to Scudder and its affiliates for investment advisory services and other administrative and shareholder services. The Trustees have adopted specific policies and guidelines that, among other things, seek to further enhance the effectiveness of the Non-interested Trustees in performing their duties. Many of these are similar to those suggested in the Investment Company Institute's 1999 Report of the Advisory Group on Best Practices for Fund Directors (the "Advisory Group Report").

     Each Board has an Audit Committee, a Nominating and Governance Committee, a Valuation Committee, an Operations Committee and a Fixed-Income Oversight Committee. The responsibilities of each Committee are described below. Each Committee has a written charter that delineates the Committee's duties and powers. During calendar year 2001, the Board of each Fund met [ ] times. [Each then current Trustee attended 75% or more of the respective meetings of the Board and the Committees (if a member thereof) held during calendar year 2001.]

Audit Committee

     The Committee makes recommendations regarding the selection of independent auditors for each Fund, confers with the independent auditors regarding each Fund's financial statements, the results of audits and related matters, reviews and discusses each Fund's audited financial statements with Scudder and performs such other tasks as the full Board deems necessary or appropriate. Based on review with Scudder and the independent auditors of each Fund's financial statements, the Committee recommended to each Board that the audited financial statements be included in the annual report provided to shareholders for each Fund's 2001 fiscal year. As suggested by the Advisory Group Report, the Committee is comprised of only Non-interested Trustees, receives annual representations from the auditors as to their independence, and has a written charter adopted by each Board (a copy of the charter is attached hereto as Appendix 10), as noted above. In addition, as required by Section 303.01(B)(2)(a) of the New York Stock Exchange ("NYSE") listing standards, none of the Committee members has a relationship with a Fund that may interfere with the exercise of their independence from management and the Fund, and each Committee member meets the independence requirements of Section 303.01(B)(3). The members of the Committee are Donald L. Dunaway (Chairman), Robert B. Hoffman and William P. Sommers. The Audit Committee held [ ] meetings during calendar year 2001.

Nominating and Governance Committee

     Each Board has a Nominating and Governance Committee, comprised of only Non-interested Trustees, that seeks and reviews candidates for consideration as nominees for membership on the Board and oversees the administration of each Trust's Governance Procedures and Guidelines. Currently, the members of the Nominating and Governance Committee are Lewis A. Burnham (Chairman), James R. Edgar and Shirley D. Peterson. The Nominating and Governance Committee held [ ] meetings during calendar year 2001. Shareholders wishing to submit the name of a candidate for consideration as a Board member by the Committee should submit their recommendation(s) to the Secretary of the applicable Trust.

Valuation Committee

     Each Board has a Valuation Committee, comprised of both Interested and Non-interested Trustees, which reviews Valuation Procedures adopted by each Board, determines fair value of each Fund's securities as needed in accordance with the Valuation Procedures and performs such other tasks as the full Board deems necessary. Currently, the members of the Valuation Committee are John W. Ballantine and Linda C. Coughlin. Alternative members are Lewis A. Burnham, Donald L. Dunaway, John G. Weithers, Mark S. Casady and William F. Glavin. The Valuation Committee held [ ] meetings during calendar year 2001.

Operations Committee

     Each Board has an Operations Committee, comprised of only Non-interested Trustees, which oversees the operations of the Funds, such as reviewing each Fund's administrative fees and expenses, distribution arrangements, portfolio transaction policies, custody and transfer agency arrangements, shareholder services and proxy voting policies. Currently, the members of the Operations Committee are John W. Ballantine (Chairman), Fred B. Renwick and John G. Weithers. The Operations Committee held [ ] meetings during calendar year 2001.

Fixed-Income Oversight Committee

     Each Board has a Fixed-Income Oversight Committee, comprised of only Non-interested Trustees, which oversees investment activities of the Fund, such as investment performance and risk, expenses and services provided under the investment management agreement. Currently, the members of the Fixed-Income Oversight Committee are William P. Sommers (Chairman), Donald L. Dunaway and James R. Edgar. The Fixed-Income Oversight Committee held [ ] meetings during calendar year 2001.

Officers

         The officers of each Fund are listed in Appendix 9.

     Section 30(h) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require each Fund's officers and Trustees, the Investment Manager, affiliated persons of the Investment Manager and persons who own more than ten percent of a registered class of the Fund's equity securities to file forms reporting their affiliation with that Fund and reports of ownership and changes in ownership of that Fund's shares with the Securities and Exchange Commission (the "SEC") and the NYSE. These persons and entities are required by SEC regulation to furnish the Funds with copies of all Section 16(a) forms they file. Based solely upon its review of the copies of such forms received by it, and written representations from certain reporting persons that no year-end reports were required for those persons, each Fund believes that during the fiscal year ended November 30, 2000 (December 31, 2000 for KGT), such reporting persons complied with all applicable filing requirements [, except that ______________________].

Compensation of Trustees

     Each Fund pays its Non-interested Trustees a monthly retainer, paid on a quarterly basis, and an attendance fee, plus expenses, for each Board meeting and Committee meeting attended. The current Trustees serve as board members of various other funds managed by Scudder. Scudder supervises each Fund's investments, pays the compensation and expenses of its personnel who serve as Trustees and officers on behalf of each Fund and receives a management fee for its services. Several of the officers and Trustees are also officers, directors, employees or stockholders of Scudder and participate in the fees paid to that firm, although no Fund makes direct payments to them. Trustees and officers of a Fund who are Interested Persons receive no compensation from such Fund. The
Non-interested Trustees are not entitled to benefits under any pension or retirement plan. The Board of Trustees of each Fund established a deferred compensation plan for the Non-interested Trustees ("Deferred Compensation Plan"). Under the Deferred Compensation Plan, the Non-interested Trustees may defer receipt of all, or a portion, of the compensation they earn for their services to the Funds in lieu of receiving current payments of such compensation. Any deferred amount is treated as though an equivalent dollar amount has been invested in shares of one or more [eligible] funds managed by Scudder ("Shadow Shares"). Mr. Edgar currently has elected to defer at least a portion of his fees. In addition, previously, Mr. Dunaway elected to defer fees that were payable, which are now included under the Deferred Compensation Plan. The equivalent Shadow Shares are reflected in Appendix 8 in the Trustees' share ownership. No Fund will bear any costs of the Trustees associated with attending special meetings of each Board in connection with the transaction described below in Proposal 2.

         The following Compensation Table provides in tabular form the following data:

(1) All Trustees who receive compensation from one or more Funds (columns 1 through 9).

(2) Aggregate compensation received by each Trustee from each Fund during calendar year 2001 (rows corresponding with columns 1 through 9).

(3) Total compensation received by each Trustee from funds managed by Scudder (collectively, the "Fund Complex") during calendar year 2001 (bottom row).


                                                                     Compensation Table
                                                       1                    2                          3                  4
                                            -------------------    -----------------    ---------------------   -----------------
                                            John W. Ballantine*    Lewis A. Burnham*    Donald L. Dunaway(1)*   James R.Edgar(2)
                                            -------------------    ----------------     ---------------------   -----------------
                                                                                      Compensation from Fund
                                                                                      ----------------------
Scudder High Income Trust
Scudder Intermediate Government Trust
Scudder Multi-Market Income Trust
Scudder Municipal Income Trust
Scudder Strategic Municipal Income Trust
Scudder Strategic Income Trust

Total Compensation from Fund Complex(4)(5)

                                     5                    6                        7                   8              9
                            ------------------- -----------------------  ----------------- ------------------- ------------------
                            Robert B. Hoffman*  Shirley D. Peterson(3)*  Fred B. Renwick   William P. Sommers* John G. Weithers
                            ------------------- -----------------------  ----------------- ------------------- ------------------
                                                                                    Compensation from Fund
                                                                                    ----------------------
Scudder High Income Trust
Scudder Intermediate Government Trust
Scudder Multi-Market Income Trust
Scudder Municipal Income Trust
Scudder Strategic Municipal Income Trust
Scudder Strategic Income Trust

Total Compensation from Fund Complex(4)(5)

*        Newly elected Trustee effective July 2001.

(1) Pursuant to a Deferred Compensation Plan, as discussed above, Mr. Dunaway previously elected, in prior years, to defer fees. Deferred amounts are treated as though an equivalent dollar amount has been invested in Shadow Shares (as defined above) of funds managed by Scudder. [Total deferred fees (including interest thereon and the return from the assumed investment in such Fund) payable from [KHI] [KGT] [KMM] [KTF] [KSM] [KST] to Mr. Dunaway are [$_____] [$_____] [$_____] [$_____] [$_____] [$_____] [, respectively].]

(2) Includes deferred fees. Pursuant to Deferred Compensation Plan, as discussed above, deferred amounts are treated as though an equivalent dollar amount has been invested in Shadow Shares (as defined above) of funds managed by Scudder in which compensation may be deferred by Mr. Edgar. Total deferred fees (including interest thereon and the return from the assumed investment in such Fund) payable from [KHI] [KGT] [KMM] [KTF][KSM] [KST] to Mr. Edgar are [$_____] [$_____] [$_____]
         [$_____] [$_____] [$_____] [, respectively].

(3) [Ms. Peterson received an additional amount of $18,960 in annual retainer fees in her role as Coordinating Trustee.]

(4)      Includes   compensation   for   service   on   the   boards   of   [33]
         trusts/corporations comprised of [85] fund portfolios.

(5) Total compensation includes $10,340.00 in fees paid to each Trustee by Scudder for numerous special meetings in connection with the proposed sale of Scudder to Deutsche Bank.

The Trustees of each Fund unanimously recommend that shareholders of each Fund vote FOR each nominee.

                           Proposal 2: Approval of New
                         Investment Management Agreement

Introduction

     Scudder acts as the investment manager to each Fund pursuant to an investment management agreement entered into by each Fund and Scudder (each, a "Current Investment Management Agreement" and collectively, the "Current Investment Management Agreements"). On December 3, 2001, Zurich Financial Services ("Zurich Financial"), which through subsidiaries currently owns a majority of the common stock of Scudder, entered into a Transaction Agreement with Deutsche Bank AG ("Deutsche Bank"). The Transaction Agreement contemplates that the Zurich Financial entities currently owning a majority of Scudder's common stock will acquire the balance of the common stock of Scudder so that the Zurich Financial entities as a group comprise the sole stockholder of Scudder. Deutsche Bank will then acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments), from the Zurich Financial entities. Following this transaction, Scudder will become part of Deutsche Asset Management, the marketing name in the U.S. for the asset management activities of Deutsche Bank and certain of its subsidiaries. The foregoing is referred to as the "Transaction." Deutsche Bank, a global financial institution, manages, directly and through its wholly owned subsidiaries, more than $500 billion in assets (as of December 31, 2001), including approximately $53 billion in open-end mutual fund assets managed in the United States.

     Consummation of the Transaction would constitute an "assignment," as that term is defined in the 1940 Act, of each Fund's Current Investment Management Agreement with Scudder. As required by the 1940 Act, each of the Current Investment Management Agreements provides for its automatic termination in the event of its assignment. In anticipation of the Transaction, a new investment management agreement (each, a "New Investment Management Agreement" and collectively, the "New Investment Management Agreements" and, together with the Current Investment Management Agreements, the "Investment Management Agreements") between each Fund and Scudder is being proposed for approval by shareholders of each Fund. The form of New Investment Management Agreement is attached hereto as Exhibit A. The terms of the New Investment Management Agreement for each Fund are substantially identical to the terms of the corresponding Current Investment Management Agreement, except for the addition of certain language that may provide more flexibility in integrating Scudder with the Deutsche Bank organization and managing the Funds going forward, as discussed below under "Differences Between the Current and New Investment Management Agreements." The material terms of each Current Investment Management Agreement are described under "Description of the Current Investment Management Agreements" below.

     In the event that the Transaction does not, for any reason, occur, each Current Investment Management Agreement will continue in effect in accordance with its terms.

     The  information  set forth in this Proxy  Statement  and any  accompanying materials concerning the Transaction, the Transaction Agreement, Zurich Financial, Deutsche Bank and their respective affiliates has been provided to the Trusts by Zurich Financial and Deutsche Bank.

Board Approval and Recommendation

     On February 4, 2002, the Board of each Fund,  including the  Non-interested
Trustees,   voted  unanimously  to  approve  the  New  Investment   Management
Agreements and to recommend their approval to shareholders.

     For information about the Boards' deliberations and the reasons for their recommendation, please see "Board Considerations" below.

     The Board of each Fund unanimously recommends that its shareholders vote in favor of the approval of the New Investment Management Agreement for each Fund.

Information Concerning the Transaction and Deutsche Bank

Description of the Transaction

     On December 3, 2001, the majority owners of Scudder entered into a Transaction Agreement with Deutsche Bank. Under the Transaction Agreement, Deutsche Bank will acquire 100% of Scudder, not including certain Scudder U.K. operations (known as Threadneedle Investments), for approximately $2.5 billion. Following this Transaction, Scudder will change its name and will become part of Deutsche Asset Management, expected to be the world's fourth largest asset management firm based on assets under management.

     The Transaction will take place in three steps:

     o First, in a merger pursuant to a separate Merger Agreement, the Zurich Financial entities that now own approximately 82% of Scudder's common stock will acquire the approximately 18% of Scudder's common stock now owned by Scudder's employee and retired employee stockholders. The employee and retired employee stockholders will receive cash for their shares, and the Security Holders Agreement among the current Scudder stockholders will terminate.

     o Second, Scudder will transfer its ownership interest in Threadneedle Investments to the Zurich Financial entities that will then own 100% of Scudder's common stock. As a result, Threadneedle Investments will no longer be a part of Scudder.

     o Finally, the Zurich Financial entities will sell 100% of the common stock of Scudder to Deutsche Bank for $2.5 billion, subject to certain adjustments.

     In connection with the Transaction, Zurich Financial has also agreed to acquire Deutsche Bank's European insurance businesses for EUR 1.5 billion; Deutsche Bank has agreed to acquire Zurich Financial's German and Italian asset management businesses in exchange for a financial agent network and a real estate and mutual fund consulting business owned by Deutsche Bank; and Deutsche Bank and Zurich Financial have entered into a broad strategic cooperation agreement. Information about Deutsche Bank is provided below under "Investment Manager."

     As  discussed  in  the  "Introduction"  above,  under  the  1940  Act,  the
Transaction will cause all the current investment management agreements with registered funds managed by Scudder to terminate automatically. Client consents also will be required for the continuation of other Scudder advisory agreements. If a New Investment Management Agreement is not approved by a Fund's shareholders, the Current Investment Management Agreement would terminate upon completion of the acquisition of Scudder by Deutsche Bank. If such a termination were to occur, the Board of the affected Fund would make such arrangements for the management of that Fund's investments as it deems appropriate and in the best interests of that Fund and its shareholders.

     The  Transaction  by which  Deutsche  Bank  intends to  acquire  Scudder is subject to a number of conditions that are contained in the Transaction Agreement, including the approval of clients, including the Funds, representing at least 80% of Scudder's assets under management as of June 30, 2001. In addition, these conditions include, among others, the receipt of all material consents, approvals, permits and authorizations from appropriate governmental entities; the absence of any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Transaction; that certain key agreements relating to the strategic partnership between Deutsche Bank and Zurich Financial are in full force and effect and all of the conditions in those agreements have been satisfied or waived; the representations and warranties of the parties to the Transaction are true and correct in all material respects; the parties to the Transaction have performed in all material respects all obligations and covenants that they are required to perform; and the parties to the Transaction have delivered appropriate certificates and resolutions as to the authorizations in connection with the Transaction. The Transaction is expected to close on or about April [ ], 2002.

     Under the Transaction Agreement and the Merger Agreement, Scudder and its majority owners have agreed that they will, and will cause each of Scudder's subsidiaries engaged in the investment management business to, use their reasonable best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act, as discussed under "Board Considerations," above.

     Appendix 1 provides information regarding Scudder's current business, including its stockholders, directors and officers.

Deutsche Bank

     Deutsche Bank is a leading integrated provider of financial services to institutions and individuals throughout the world. It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Bank has combined all of its investment management businesses to form Deutsche Asset Management which, as of December 31, 2001, had more than $231 billion in assets under management. Deutsche Asset Management acts as investment manager to [ ] U.S. mutual funds which in the aggregate have $[ ] in assets.

     Deutsche Asset Management is comprised of several entities that are separately incorporated and registered as investment advisers. As proposed, Scudder will for the immediate future remain a separate entity within the Deutsche Asset Management group. Deutsche Bank intends to utilize a dual employee structure to integrate Scudder into Deutsche Asset Management. Deutsche Bank has guaranteed the obligations of each of its subsidiaries that has a contractual relationship with the Funds, which, following the Transaction, will include Scudder.

     As discussed above, following the Transaction, Scudder will be a part of Deutsche Asset Management, which is part of the broader Private Client and Asset Management ("PCAM") group at Deutsche Bank. At that point, Thomas Hughes will continue to be the President of Deutsche Asset Management and the Chief Executive Officer of PCAM Americas Region. Edmond D. Villani will be Chairman of Deutsche Asset Management, will join the existing Deutsche Asset Management Global Executive Committee and will become a member of the PCAM Americas Region leadership team. Mr. Villani is the President and Chief Executive Officer of Scudder.

     Following the Transaction, 100% of the outstanding voting securities of Scudder will be held by Deutsche Bank.

Board Considerations

     On April 27, 2001, Zurich Financial announced its intent to seek a strategic transaction involving its majority owned subsidiary, Scudder. Over the course of the following months, the Non-interested Trustees met numerous times by themselves, with their legal counsel and with senior Scudder and Zurich Financial personnel to discuss Scudder's organizational structure, expectations with respect to potential transactions and the potential benefits and risks to the Funds and other funds managed by Scudder and their shareholders from a strategic transaction. The Non-interested Trustees identified a list of basic principles, which they believed should serve as the foundation for their review of the organizational, operational and strategic issues involved with any potential change in control of Scudder. These basic principles were communicated to Scudder and were intended to be shared with any potential strategic partner.

     On September 23, 2001, Zurich Financial and Deutsche Bank entered into a "heads of agreement" whereby Deutsche Bank agreed, subject to a number of contingencies (including the execution of a definitive transaction agreement), to acquire 100% of Scudder (not including certain of Scudder's UK operations) from Zurich Financial. At a meeting on September 24, 2001, the Trustees met with senior Scudder and Deutsche Bank personnel to discuss the proposed acquisition of Scudder by Deutsche Bank, the general corporate structure of Deutsche Bank, the background of certain key employees of Deutsche Bank and Scudder's views on the proposed acquisition.

     As part of their due diligence, the Non-interested Trustees separately discussed items they wanted to raise with Deutsche Bank and Scudder in connection with the proposed transaction and directed their counsel to create lists of issues for discussion, which were provided to Scudder and Deutsche Bank. In addition, the Non-interested Trustees engaged various consultants to help them evaluate the proposed transaction.

     On October 9, 2001, the Non-interested Trustees met with the chief executive officer of Deutsche Asset Management to discuss the proposed acquisition of Scudder, Deutsche Bank's strategic views of the mutual fund business and Deutsche Bank's proposed strategy for managing the Funds and other funds managed by Scudder.

     On December 3, 2001, Zurich Financial and Deutsche Bank signed a definitive agreement finalizing Deutsche Bank's agreement to acquire Scudder in accordance with the "heads of agreement." Thereafter, on many occasions, the Non-interested Trustees were given extensive information about the Transaction, and Scudder and Deutsche Bank responded to numerous issues and questions raised by the Non-interested Trustees. The Non-interested Trustees met many times between December 3, 2001 and February 4, 2002 with legal counsel to discuss the Transaction and Deutsche Bank's and Scudder's responses to their issues lists and questions. They carefully reviewed the materials presented by Deutsche Bank and Scudder and met with many senior Deutsche Bank and Scudder personnel, including a meeting on January 14, 2002 with certain members of the Group Executive Committee of Deutsche Bank.

     Throughout the process, the Non-interested Trustees had the assistance of legal counsel, who advised them on, among other things, their duties and obligations. As a result of their review and consideration of the Transaction and the proposed New Investment Management Agreements, at a meeting on February 4, 2002, the Board of each Fund voted unanimously to approve the New Investment Management Agreements and to recommend them to the shareholders of each Fund for their approval.

     In connection with its review, each Board obtained substantial information regarding: the management, financial position and business of Deutsche Bank; the history of Deutsche Bank's business and operations; the investment performance of the investment companies advised by Deutsche Asset Management; the proposed structure, operations and investment processes of the combined investment management organization after the Transaction; and the future plans of Deutsche Bank and Scudder with respect to Scudder's affiliated entities and the Funds. Each Board also received information regarding the terms of the Transaction, anticipated management of the combined organization, the resources that Deutsche Bank intends to bring to the combined organization and the process being followed by Deutsche Bank and Scudder to integrate their organizations. Each Board also reviewed current and pro forma staffing and financial information for the combined organization, along with Deutsche Bank's plans to reduce its expenses through reduction of organizational redundancies and the achievement of synergies and efficiencies. Deutsche Bank represented that although it expects to achieve significant savings over the combined stand-alone expense bases for the Deutsche Asset Management and Scudder organizations, it will be able to spend more than Scudder spent independently, and that Deutsche Bank's expense savings could be achieved without adversely affecting the Funds.

     In responding to the Non-interested Trustees' inquiries, Deutsche Bank identified as one of its main goals the maximization of value for the Funds' shareholders and for the shareholders of other funds managed by Scudder through its efforts to deliver superior investment performance, distinctive shareholder service experiences and competitive expense ratios.

     Deutsche Bank identified as one of the key focuses of the Transaction the creation of a single disciplined, globally integrated investment management organization combining the strengths of the various investment advisory entities that comprise Deutsche Asset Management and Scudder. The Non-interested Trustees met with the chief global investment officer of the proposed combined organization, who articulated Deutsche Bank's plan to create a global research-centric investment management organization. He informed the Trustees that Deutsche Bank intended to streamline and upgrade the combined organization's portfolio management teams, while providing them with improved portfolio analytics and tools, and implementing close management oversight. He said that all investment personnel for the combined organization, with some exceptions for specialized fixed-income and international equity products, will be located in New York.

     Each Board considered that Deutsche Bank proposed a new chief global investment officer and other significant personnel changes for Scudder. Each Board also considered that, for a number of funds managed by Scudder, Deutsche Bank intended to change the Fund's portfolio managers after consummation of the Transaction. See Appendix 2 for a list of proposed portfolio manager changes affecting the Funds. Each Board considered the experience and track records of identified senior investment personnel that would be part of the combined investment management organization. Each Board also considered the proposed structure of the combined trading platform, including the use of brokerage commissions to generate "soft dollars" to pay for research-related services and proposed policies, procedures and practices with respect to trading with Deutsche Bank and its affiliates.

     Each Board considered Deutsche Bank's plans for distribution and marketing, shareholder servicing, and investment operations, accounting and administration. Each Board noted that Deutsche Bank represented that it expected the management teams and personnel currently providing these services to the Funds, and the systems currently used by them to support these functions, to remain largely in place.

     In  connection  with  its   deliberations,   each  Board  obtained  certain
assurances from Deutsche Bank, including the following:

     o    Deutsche  Bank has  provided  each Board with such  information  as is
          reasonably  necessary  to  evaluate  the  New  Investment   Management
          Agreements.

     o Deutsche Bank's acquisition of Scudder enhances its core focus of expanding its global asset management business. With that focus, Deutsche Bank will devote to Scudder and its affairs the attention and resources designed to provide for each Fund top quality investment management, shareholder, administrative and product distribution services.

     o The Transaction is not expected to result in any adverse change in the investment management or operations of the Funds; and Deutsche Bank does not anticipate making any material change in the manner in which investment advisory services or other services are rendered to each Fund which has the potential to have a material adverse effect upon any Fund.

     o Deutsche Bank is committed to the continuance, without interruption, of services to the Funds of at least the type and quality currently provided by Scudder and its affiliates, or superior thereto.

     o In order to retain and attract key personnel, Deutsche Bank intends to maintain overall compensation and performance incentive policies and practices at market levels or better.

     o Deutsche Bank intends to maintain the distinct brand quality of the funds managed by Scudder and is committed to strengthening and enhancing the brand and the intermediary distribution channels.

     o Deutsche Bank will promptly advise each Board of decisions materially affecting the Deutsche Bank organization as they relate to the Funds. Deutsche Bank has represented to each Board that neither this, nor any of the other above commitments, will be altered by Deutsche Bank without the Board's prior consideration.

     Deutsche Bank and Zurich Financial each assured each Board that they intend to comply with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be Interested Persons of such investment adviser. The composition of the Board of each Fund is in compliance with this provision of Section 15(f). Upon consummation of the Transaction, it is expected that Linda C. Coughlin, currently an Interested Trustee of each Board, will resign from each Board and that a senior executive of Deutsche Bank will be appointed by the Board of each Fund to fill the vacancy created by Ms. Coughlin's resignation. In addition, after careful review and consideration, the Non-interested Trustees of each Board determined that it would be in the best interests of the Fund to add to the Board an individual who currently acts as a non-interested board member of certain funds managed by Deutsche Asset Management. Deutsche Bank believes, and the Board members of each Fund agreed, that these changes in the Board composition will facilitate the integration of Scudder into Deutsche Asset Management by providing perspective and insight relating to experience working with the Deutsche Bank organization. The Nominating and Governance Committee intends to consider a number of candidates and, as a result, the Non-interested Trustees expect to appoint an additional Board member from those candidates who currently act as non-interested board members of funds managed by Deutsche Asset Management. If reconstituted as proposed, the Board of each Fund will continue to be in compliance with Section 15(f).

     To meet the second condition of Section 15(f), an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction, whereby the investment adviser, or any interested person of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company).

     Deutsche Bank and Zurich Financial are not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on any Fund as a result of the Transaction. Deutsche Bank and Zurich Financial have agreed that they, and their affiliates, will take no action that would have the effect of imposing an "unfair burden" on any Fund in connection with the Transaction. In furtherance thereof, Scudder has undertaken to pay the costs of preparing and distributing proxy materials to, and of holding the
Meetings of, the Funds' shareholders, as well as other fees and expenses in connection with the Transaction, including the fees and expenses of legal counsel and consultants to the Funds and the Non-interested Trustees. In addition, because it is possible that the Board of each Fund may hold a series of special Board meetings following the closing of the Transaction in order to facilitate the integration of the management of the Funds into Deutsche Asset Management, Scudder has undertaken to waive or reimburse each Fund a portion of its management fee payable during the first year following the closing of the Transaction to ensure that the expenses associated with such meetings would not be borne by the Funds. Furthermore, Deutsche Bank has agreed to indemnify each Fund and the Non-interested Trustees for and against any liability and expenses based upon any misstatements and omissions by Deutsche Bank to the
Non-interested   Trustees  in  connection  with  their   consideration   of  the
Transaction.

     Each Board noted that, in previously approving the continuation of the Current Investment Management Agreements, the Board had considered numerous factors, including the nature and quality of services provided by Scudder; investment performance, both of the Funds themselves and relative to appropriate peer groups and one or a combination of market indices; investment management fees, expense ratios and asset sizes of the Funds and relative peer groups; Scudder's profitability from managing the Funds; fall-out benefits to Scudder from its relationship to the Funds, including revenues derived from services provided to the Funds by affiliates of Scudder; and the potential benefits to Scudder, the Funds and their shareholders of receiving research services from broker/dealer firms in connection with the allocation of portfolio transactions to such firms.

     In addition, in considering whether to approve the New Investment Management Agreement for each Fund (the terms of which are substantially identical to the terms of the Current Investment Management Agreement for each Fund except as described below under "Differences Between the Current and New Investment Management Agreements"), each Board considered the potential benefit to the Funds of providing the Investment Manager more flexibility in structuring portfolio management services for each Fund. Each Board recognized that it may be beneficial to the Funds to allow the Investment Manager to take advantage of the strengths of other entities within the Deutsche Bank organization by permitting the Investment Manager to delegate certain portfolio management services to such entities, and to do so, to the extent permissible, without incurring the expense of obtaining further shareholder approval. In addition, the Board considered that (i) any restructuring of the provision of portfolio management services provided to the Funds would require the prior approval of a majority of the members of a Fund's Board of Trustees, including a majority of the Non-interested Trustees; and (ii) the management expenses incurred by the Funds would not be affected by any action taken to delegate services to other Deutsche Bank entities in reliance on the New Investment Management Agreements because any fees paid to a sub-adviser would be paid by the Investment Manager and not by the Funds. Scudder will retain full responsibility for the actions of any such sub-advisers.

     As a result of their review and consideration of the Transaction and the New Investment Management Agreements, at a meeting on February 4, 2002, the Board of each Fund, including the Non-interested Trustees of each Fund, voted unanimously to approve the New Investment Management Agreements and to recommend them to the Funds' shareholders for their approval.

Accounting Agent, Transfer Agent and Shareholder Service Agent

     Scudder Fund Accounting Corporation ("SFAC"), a subsidiary of Scudder, serves as fund accounting agent to each Fund and, as such, computes net asset value and maintains related records. State Street Bank and Trust Company ("SSB") is the transfer agent, registrar and dividend disbursing agent for each Fund's shares. Pursuant to a services agreement with SSB, Scudder Investments Service Company ("SISC"), an affiliate of Scudder, serves as the "Shareholder Service Agent" of each Fund and, as such, performs all of SSB's duties as transfer agent and dividend-paying agent. Appendix 3 sets forth for each Fund the fees paid to SFAC and SISC during the last fiscal year of each Fund.

     SFAC, SISC and SSB will continue to provide fund accounting, transfer agency and subaccounting and recordkeeping, respectively, to the Funds, as described above, under the current arrangements if the New Investment Management Agreements are approved.

     Exhibit B sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies managed by Scudder that have similar investment objectives to any of the Funds. (See Appendix 4 for information regarding the management fee rate, net assets and aggregate management fee paid for each Fund.)

Brokerage Commissions on Portfolio Transactions

          Scudder places orders for portfolio transactions on behalf of the Funds with issuers, underwriters or other brokers and dealers. When it can be done consistently with the policy of obtaining the most favorable net results, Scudder may place such orders with brokers and dealers who supply brokerage and research services to Scudder or a Fund. The term "research services" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Scudder is authorized when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction because of the receipt of research services. In selecting brokers and dealers with which to place portfolio transactions for a Fund, Scudder may consider sales of shares of the Funds and of any funds managed by Scudder. The placement of portfolio transactions is supervised by Scudder. Following the closing of the Transaction, it is expected that Scudder's trading system and related brokerage policies will be conformed to those of Deutsche Bank. Deutsche Bank has represented that its policies are similar in all material aspects to those of Scudder, and that it does not expect that the types and levels of portfolio transactions/placements will materially differ from those of Scudder.]

Description of the Current Investment Management Agreements

     General.  Under  each  Current  Investment  Management  Agreement,  Scudder provides each Fund with continuing investment management services. The Investment Manager also determines which securities shall be purchased, held or sold, and what portion of each Fund's assets shall be held uninvested, subject to each Fund's Declaration of Trust, By-Laws, the investment objectives, policies and restrictions set forth in each Fund's registration statement, the provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code"), and such policies and instructions as the Trustees may determine.

     Investment Manager's Responsibilities. Each Current Investment Management Agreement states that the Investment Manager will provide portfolio management services, place portfolio transactions in accordance with policies expressed in each Fund's registration statement, pay each Fund's office rent, render significant administrative services on behalf of each Fund (not otherwise provided by third parties) necessary for each Fund's operating as a closed-end investment company including, but not limited to, preparing reports to and meeting materials for each Trust's Board and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, and to the extent appropriate, monitoring the performance of various third-party and affiliated service providers to each Fund (such as each Fund's transfer and pricing agents, fund accounting agents, custodians, accountants and others) and other persons in any capacity deemed necessary or desirable to Fund operations; preparing and making filings with the SEC and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the registration statement, and semi-annual reports on Form N-SAR; overseeing the tabulation of proxies by each Fund's transfer agent; assisting in the preparation and filing of each Fund's federal, state and local tax returns; preparing and filing each Fund's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of shares of each Fund under applicable federal and state securities laws; maintaining or causing to be maintained for each Fund all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by each Fund's custodian or other agents of each Fund; assisting in establishing accounting policies of each Fund; assisting in the resolution of accounting issues that may arise with respect to each Fund's operations and consulting with each Fund's independent accountants, legal counsel and other agents as necessary in connection therewith; establishing and monitoring each Fund's operating expense budgets; reviewing each Fund's bills; processing the payment of bills that have been approved by an authorized person; assisting each Fund in determining the amount of dividends and distributions available to be paid by each Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting each Fund, as it may reasonably request, in the conduct of each applicable Fund's business, subject to the direction and control of each Fund's Board.

     Fund Expenses. Under each Current Investment Management Agreement, each Fund is responsible for other expenses, such as organizational expenses (including out-of-pocket expenses, but excluding the Investment Manager's overhead or employee costs); brokers' commissions or other costs of acquiring or disposing of any portfolio securities of each Fund; legal, auditing and accounting expenses; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; taxes and governmental fees; the fees and expenses of each Fund's transfer agent; expenses of preparing share certificates and any other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of shares; the expenses of and fees for registering or qualifying securities for sale; compensation and expenses of Non-interested Trustees; the cost of printing and distributing reports, notices and dividends to current shareholders; the fees and expenses of each Funds' accounting agent for which each of the Funds is responsible pursuant to the applicable Fund Accounting Services Agreement; and the fees and expenses of each Fund's custodians, subcustodians, dividend disbursing agents and registrars. Each Fund may arrange to have third parties assume all or part of the expenses of sale, underwriting and distribution of shares of that Fund. Each Fund is also responsible for expenses of shareholders' and other meetings, the cost of responding to shareholders' inquiries, and its expenses incurred in connection with litigation, proceedings and claims and the legal obligation it may have to indemnify officers and Trustees of each Fund with respect thereto. Each Fund is also responsible for the maintenance of books and records which are required to be maintained by each Fund's custodian or other agents of each Fund; telephone, telex, facsimile, postage and other communications expenses; any fees, dues and expenses incurred by each Fund in connection with membership in investment company trade organizations; expenses of printing and mailing prospectuses and statements of additional information of each Fund and supplements thereto to current shareholders; costs of stationery; fees payable to the Investment Manager; expenses relating to investor and public relations; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of each Fund's portfolio securities; and other expenses.

     Expenses Paid by the Investment Manager. The Investment Manager is responsible for the payment of the compensation and expenses of all Trustees, officers and executive employees of each Fund (including each Fund's share of payroll taxes) who are affiliated with the Investment Manager and making available, without expense to each Fund, the services of such Trustees, officers and employees as may be duly elected officers of each Fund, subject to their individual consent to serve and to any limitations imposed by law. Each Fund is responsible for the compensation and the fees and expenses (specifically including travel expenses relating to Fund business) of Trustees, officers and employees not affiliated with the Investment Manager. Under each Current Investment Management Agreement, the Investment Manager also pays each Fund's share of payroll taxes, as well as expenses, such as travel expenses (or an appropriate portion thereof), of Trustees and officers of each Fund who are directors, officers or employees of the Investment Manager. During each Fund's most recent fiscal year, no compensation, direct or otherwise (other than through fees paid to the Investment Manager), was paid or became payable by a Fund to any of its officers or Trustees who were affiliated with the Investment Manager.

     Compensation Paid to the Investment Manager. In return for the services provided by Scudder as investment manager, and the expenses it assumes under each Current Investment Management Agreement, each Fund pays the Investment Manager a management fee which is accrued daily and payable monthly. The management fee rate for each Fund is set forth in Appendix 4.

     Liability of the Investment Manager. Each Current Investment Management Agreement further provides that the Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund in connection with matters to which such Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by the Investment Manager of its obligations and duties under such Agreement.

     Termination of the Agreement. Each Current Investment Management Agreement may be terminated without penalty upon sixty (60) days' written notice by either party. Each Fund may agree to terminate its Current Investment Management Agreement either by the vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board. In addition, each Current Investment Management Agreement may also be terminated at any time without penalty by the vote of a majority of the outstanding voting securities of the Fund or by a vote of the Board if a court establishes that the Investment Manager or any of its officers or directors has taken any action resulting in a breach of the Investment Manager's covenants under the Investment Management Agreement. As stated above, each Current Investment Management Agreement automatically terminates in the event of its assignment.

Additional Information About the Current Agreements

     The date of each Current Investment Management Agreement, the date when each Current Investment Management Agreement was last approved by the Trustees and the shareholders of each Fund and the date to which each Current Investment Management Agreement was last continued is included in Appendix 5.

The New Investment Management Agreements

     The New Investment Management Agreement for each Fund will be dated as of the date of the consummation of the Transaction, which is expected to occur in the first half of 2002. Each New Investment Management Agreement will be in effect for an initial term ending on September 30, 2002 (the same term as would apply under the corresponding Current Investment Management Agreement but for the Transaction), and may be continued thereafter from year to year only if specifically approved at least annually by the vote of "a majority of the outstanding voting securities" (as defined below under "Additional Information") of each Fund, or by the Board and, in either event, the vote of a majority of the Non-interested Trustees, cast in person at a meeting called for such purpose. In the event that shareholders of a Fund do not approve the New Investment Management Agreement, the Current Investment Management Agreement will terminate if the Transaction is consummated. In such event, the Board of such Fund will take such action, if any, as it deems to be in the best interests of the Fund and its shareholders, including (without limitation) re-submitting this Proposal for shareholder approval, or entering into an interim investment management agreement with Scudder. In the event the Transaction is not consummated, Scudder will continue to provide services to each Fund in accordance with the terms of each Current Investment Management Agreement for such periods as may be approved at least annually by the Board, including a majority of the Non-interested Trustees.

Differences Between the Current and New Investment Management Agreements

     The terms of the New Investment Management Agreement for each Fund are substantially identical to the terms of the corresponding Current Investment Management Agreement, except that each New Investment Management Agreement would authorize the Investment Manager to delegate certain portfolio management services with respect to all or a portion of the assets of the Fund to any advisory entity that the Investment Manager controls, is controlled by, or is under common control with, to the extent permissible by law, and to establish the fees to be paid for such services, provided that the Investment Manager obtains the prior approval of a majority of the members of the Fund's Board of Trustees, including a majority of the Non-interested Trustees. Shareholders of a Fund affected by any such delegation would receive prompt notice of this change following approval by the Board. The management fee rate paid by the Fund would not change as a result of any such delegation; all fees paid to the sub-adviser would be paid by the Investment Manager. The investment management fee rates paid by the Funds under the New Investment Management Agreements are the same as those currently in effect. The Investment Manager will retain full responsibility for the actions of any such sub-advisers.

The Trustees of each Fund unanimously recommend that shareholders of each Fund vote FOR the approval of a New Investment Management Agreement for that Fund.

Proposal 3: Approval of New Sub-Advisory Agreements with Deutsche Asset Management Investment Services Limited with respect to Scudder Multi-Market Income Trust and Scudder Strategic Income Trust

     Scudder has proposed entering into a sub-advisory agreement (each, a "Sub-Advisory Agreement"), on behalf of Scudder Multi-Market Income Trust and Scudder Strategic Income Trust (each, a "DSA Fund"), respectively, with Deutsche Asset Management Investment Services Limited ("DeAMIS") pursuant to which DeAMIS would furnish information, investment recommendations, advice and assistance to Scudder. Each Sub-Advisory Agreement was unanimously approved by the Board of Trustees for each DSA Fund, including the Non-interested Trustees, at a meeting held on February 4, 2002. The form of each Sub-Advisory Agreement is attached hereto as Exhibit C. A description of the Sub-Advisory Agreement is set forth below and is qualified in its entirety by reference to Exhibit C.

     It is anticipated that following the closing of the Transaction, the portfolio management teams that are responsible for managing all or a portion of the DSA Funds' assets will transition from the United States to London and will become employees of DeAMIS. It is expected that this transition will allow the portfolio management teams to access the global reach of Deutsche Asset Management more effectively.

     Following the closing of the Transaction, a certain amount of time will be necessary to permit Scudder and Deutsche Asset Management to prepare and institute the necessary arrangements for the portfolio managers to transition to DeAMIS. As such, the Sub-Advisory Agreements will go into effect at different times following the closing of the Transaction (and in any case not more than two years following such date) upon the approval of the relevant Board and its Non-interested Trustees. In addition, the fees to be paid to DeAMIS will at that time be determined, again upon the approval of the relevant Board and its Non-interested Trustees. Any such fees payable under the Sub-Advisory Agreements are paid by Scudder and have no effect on management fees paid by the DSA Funds to Scudder pursuant to the Investment Management Agreements. In no case will the sub-advisory fees paid to DeAMIS by Scudder be greater than those paid by the DSA Funds to Scudder pursuant to the Investment Management Agreements.

     Each Sub-Advisory Agreement as unanimously approved by the Board is now being submitted for approval by the shareholders of each DSA Fund. If it is approved by the shareholders of a DSA Fund, the Sub-Advisory Agreement relating to that DSA Fund would continue in effect until [the next September 30 following its date of effectiveness] unless earlier terminated, and will continue from year to year thereafter, subject to approval annually by the applicable Board or by a vote of a majority of the outstanding voting securities of that DSA Fund, and also, in either event, approval by a majority of the applicable Board's Non-Interested Trustees at a meeting called for the purpose of voting on such approval. If the shareholders of a DSA Fund should fail to approve that Fund's Sub-Advisory Agreement, the Board shall consider appropriate action with respect to such non-approval of that Sub-Advisory Agreement.

Board Considerations

     On February 4, 2002, the Board, including the Non-interested Trustees, of each DSA Fund unanimously voted to approve the applicable Sub-Advisory Agreement proposed by Scudder and to recommend its approval to the shareholders of the particular DSA Fund.

     [In considering whether to approve the Sub-Advisory Agreements, the Boards considered similar factors to those they considered in approving the New
Investment Management Agreements relating to the DSA Funds, to the extent applicable. (See Proposal 2 for more information regarding the Board's evaluation.) In addition, the Boards considered the recommendation of Scudder and various information and materials provided by each of Scudder and DeAMIS. The Boards also considered that approval of the Sub-Advisory Agreements would not result in significant changes to the portfolio management teams responsible for the DSA Funds. As discussed above, the Sub-Advisory Agreements will allow the portfolio managers to integrate with DeAMIS' London facilities. Furthermore, the Boards considered that approval of the Sub-Advisory Agreements would not affect management fees paid by the DSA Funds.]

     [The Boards were apprised that the deferral in implementing the Sub-Advisory Agreements is needed to permit Scudder and Deutsche Asset
Management a sufficient amount of time (which may vary for each DSA Fund) to plan, prepare and institute the necessary arrangements for the transition of portfolio management teams to DeAMIS. Scudder also emphasized to the Boards that the Sub-Advisory Agreements would be implemented only upon the approval of the applicable DSA Fund's Non-interested Trustees based on information they then deemed adequate and necessary to consider these arrangements, including fee arrangements.]

     Each applicable Board unanimously recommends that shareholders of the applicable DSA Fund vote in favor of the approval of the applicable Sub-Advisory Agreement.

Description of the Sub-Advisory Agreements

     Under each Sub-Advisory Agreement, DeAMIS will provide sub-advisory services relating to the management of the particular DSA Fund's assets, including developing, recommending and implementing an investment program and strategy for the DSA Fund, providing research and analysis relative to the investment program and investments of the DSA Fund, determining which securities should be purchased and sold and monitoring on a continuing basis the performance of the portfolio securities of the DSA Fund to meet its stated investment objective and placing orders for execution of the DSA Fund's portfolio transactions. DeAMIS is required to provide reports upon request on portfolio transactions and reports on assets held in a DSA Fund and will also inform Scudder, the officers and Trustees of the DSA Fund on a current basis of changes in investment strategy or tactics or any other developments materially affecting a DSA Fund.

     Pursuant to each Sub-Advisory Agreement, DeAMIS, at its expense, will furnish all necessary investment facilities, including salaries of personnel required for it to execute its duties under the Agreement. Also pursuant to each Sub-Advisory Agreement, Scudder and the applicable DSA Fund will assume and pay their respective organizational, operational and business expenses not specifically assumed or agreed to be paid by DeAMIS pursuant to the Agreement. DeAMIS will pay its own organizational, operational and business expenses but will not be obligated to pay any expenses of Scudder or the applicable DSA Fund.

     As noted above, the investment management fee payable under each Sub-Advisory Agreement would be paid by the Investment Manager, not the particular DSA Fund, and will be set, and may vary from time to time thereafter, subject to the approval of the applicable DSA Fund's Board, including a majority of its Non-interested Trustees.

     Each Sub-Advisory Agreement provides that DeAMIS shall not be liable for any error of judgment or law or for any loss suffered by the DSA Funds or Scudder in connection with the matters to which the Sub-Advisory Agreement relates, except loss resulting from willful misconduct, bad faith or gross negligence on the part of DeAMIS in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Sub-Advisory Agreement.

     Each Sub-Advisory Agreement provides that DeAMIS agrees to indemnify and hold harmless Scudder against any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which Scudder may become subject arising out of or as a result of certain breaches by DeAMIS of its responsibilities under the Sub-Advisory Agreement. Similarly, Scudder agrees to indemnify and hold harmless DeAMIS against any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which DeAMIS may become subject arising out of or as a result of certain breaches by Scudder of its responsibilities under the Sub-Advisory Agreement or the applicable Investment Management Agreement.

     Each Sub-Advisory Agreement may be terminated without penalty at any time by the applicable Trustees, by vote of a majority of the outstanding voting securities of the applicable DSA Fund, or by Scudder or by DeAMIS upon 60 days' written notice, and will automatically terminate in the event of its assignment by either party to the particular Sub-Advisory Agreement, as defined in the 1940 Act, or upon termination of Scudder's Investment Management Agreement with the applicable DSA Fund. In addition, Scudder or the applicable DSA Fund may terminate the applicable Sub-Advisory Agreement upon immediate notice if DeAMIS becomes statutorily disqualified from performing its duties under the Agreement or otherwise is legally prohibited from operating as an investment adviser.

     Each Sub-Advisory Agreement may be amended only in accordance with applicable law, and only by a written instrument signed by all parties to the Agreement.

Information about DeAMIS

     DeAMIS, with headquarters at One Appold Street, London, EC2A 2UU, England, provides a full range of international investment advisory services to institutional and retail clients, and as of December 31, 2001, managed more than $6 billion in assets. DeAMIS is an indirect wholly-owned subsidiary of Deutsche Bank.

     The principal occupations of each director and principal executive officer of DeAMIS are set forth in the table below. The principal business address of each director and principal executive officer, as it relates to his or her duties at DeAMIS, is One Appold Street, London, EC2A 2UU, England. No trustees or officers of any DSA Fund are employees, officers, directors or shareholders of DeAMIS.

         Alexander Tedder.  Director, DeAMIS.

         Richard Charles Wilson.  Director, DeAMIS.

         Annette Jane Fraser.  Chief Executive Officer, DeAMIS.

         Stephen John Maynard.  Finance Officer, DeAMIS.

         Matthew Alan Linsey.  Director, DeAMIS.

         Adrian Dyke.  Secretary, DeAMIS.

     Exhibit D sets forth (as of each fund's last fiscal year end) the fees and other information regarding investment companies advised or sub-advised by DeAMIS that have similar investment objectives to the DSA Funds. (See above for information regarding the sub-advisory fee rate and aggregate sub-advisory fee paid for each DSA Fund.)

Brokerage Commissions on Fund Transactions

     DeAMIS will place all orders for portfolio transactions of the DSA Funds' securities. In selecting brokers and dealers with which to place portfolio transactions for a DSA Fund, DeAMIS may consider its affiliates and also firms that sell shares of mutual funds advised by DeAMIS or recommend the purchase of such funds. When it can be done consistently with the policy of obtaining the most favorable net results, DeAMIS may place such orders with brokers and dealers who provide market, statistical and other research information to a DSA Fund or DeAMIS. DeAMIS is authorized, under certain circumstances, when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction on account of the receipt of market, statistical and other research information. Allocation of portfolio transactions is supervised by DeAMIS.

Required Vote

     Approval of each Sub-Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" (as defined below under "Additional Information") of the applicable DSA Fund.

The Trustees of Scudder Multi-Market Income Trust and Scudder Strategic Income Trust unanimously recommend that shareholders of each such Fund vote FOR the approval of the Sub-Advisory Agreement.

Proposal 4: Ratification or Rejection of the Selection of Independent Auditors

     The Board of Trustees of each Fund, including all of the Non-interested Trustees, has selected Ernst & Young LLP ("E&Y") to act as independent auditors of each Fund with respect to its financial statements for its most recently completed fiscal year and recommends that shareholders ratify such selection. E&Y has served each Fund in this capacity since the Fund was organized [and has no direct or indirect financial interest in any Fund except as independent auditors]. One or more representatives of E&Y are expected to be present at the Meetings and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions posed by shareholders or management.

     The table provided in Appendix 11 shows the fees paid to E&Y by each Fund during that Fund's most recent fiscal year. The information in the column "Audit Fees" shows the amounts paid for professional services rendered for the audit of each Fund's annual financial statements for its most recent fiscal year. The fees disclosed under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" include aggregate fees billed for services rendered, if any, during the most recent calendar year to each Fund, Scudder and all entities controlling, controlled by, or under common control with Scudder that provide services to that Fund.

     The Audit Committee will review, at least annually, whether E&Y's receipt of non-audit fees from the Funds, Scudder and all entities controlling, controlled by, or under common control with Scudder that provide services to the Funds is compatible with maintaining E&Y's independence.

The Trustees of each Fund unanimously recommend that shareholders of each Fund vote FOR the ratification of the selection of independent auditors.

                             Additional Information

General

     The cost of preparing, printing and mailing the enclosed proxy card(s) and this Proxy Statement, and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone, facsimile or telegraph, will be paid by Scudder. In addition to solicitation by mail, certain officers and representatives of each Fund, officers and employees of Scudder and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

     Any shareholder of a Fund giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the applicable Fund, c/o Zurich Scudder Investments, Inc., at the address for the Fund shown at the beginning of this Proxy Statement) or in person at a Meeting, by executing a superseding proxy or by submitting a notice of revocation to the applicable Fund. All properly executed proxies received in time for the Meetings will be voted as specified in the proxy or, if no specification is made, in favor of each Proposal referred to in the Proxy Statement.

     The presence at a Meeting, in person or by proxy, of the holders of a majority, with respect to each Fund, of the shares entitled to be cast of such Fund shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at a Meeting with respect to one or more Funds, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the concerned Fund's shares present in person or by proxy at a Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote against any such adjournment those proxies to be voted against that Proposal. For purposes of determining the presence of a quorum for transacting business at a Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by a Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

     Approval of Proposal 1, with respect to each Fund, requires the affirmative vote of a plurality of the shares of that Fund voting at the Meeting (i.e., the twelve nominees receiving the greatest number of votes will be elected). As noted previously, the holders of the Preferred Shares of KTF and KSM, voting as a separate class for those Funds, are entitled to elect two Trustees and the holders of the Common Shares and Preferred Shares of KTF and KSM, voting together as a single class for each Fund, are entitled to elect the ten remaining Trustees. Approval of Proposals 2 and 3, with respect to each Fund, requires the affirmative vote of the holders of a "majority of the outstanding voting securities" of that Fund. The term "majority of the outstanding voting securities," as defined in the 1940 Act and as used in this Proxy Statement means: the affirmative vote of the lesser of (i) 67% of the voting securities of a Fund present at a Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (ii) more than 50% of the outstanding voting securities of the Fund. Approval of Proposal 4, with respect to each Fund, requires the affirmative vote of a majority of the shares of that Fund voting at a Meeting.

     Abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the vote for Proposals 1 and 4. Abstentions will have the effect of a "no" vote on Proposals 2 and 3. Broker non-votes will have the effect of a "no" vote for Proposals 2 and 3 if such vote is determined on the basis of obtaining the affirmative vote of more than 50% of the outstanding shares of a Fund. Broker non-votes will not constitute "yes" or "no" votes for Proposals 2 and 3 and will be disregarded in determining the voting securities "present" if such vote is determined on the basis of the affirmative vote of 67% of the voting securities of a Fund present at a Meeting. Broker non-votes are not likely to be relevant to the Meetings because the Funds have been advised by the NYSE that each of the Proposals to be voted upon by the shareholders involves matters that the NYSE considers to be routine and within the discretion of brokers to vote if no customer instructions are received. Shareholders of each Fund will vote separately with respect to each Proposal.

     If shareholder approval is not obtained prior to the closing of the Transaction, Scudder would propose to enter into an interim advisory agreement with your Fund, pursuant to Rule 15a-4 under the 1940 Act. The interim agreement, which would take effect upon completion of the acquisition of Scudder by Deutsche Bank, would be in substantially the same form as the New Investment Management Agreement, but would not include the new provisions regarding flexibility in managing assets and would include special provisions required by Rule 15a-4, including:

          o    a maximum term of 150 days;

          o a provision that the Board or holders of a majority of your Fund's shares may terminate the agreement at any time without penalty on not more than 10 days' written notice; and

          o a provision that the compensation earned by Scudder under the agreement would be held in an interest-bearing escrow account until shareholder approval of the New Investment Management Agreement is obtained, after which the amount in the escrow account (together with any interest) would be paid to Scudder.

     If any Fund relying on Rule 15a-4 has not received the requisite shareholder approval for the New Investment Management Agreement within 150 days after completion of the acquisition of Scudder by Deutsche Bank, fees (less reasonable expenses) would be returned and the Board of the affected Fund will consider other appropriate arrangements subject to approval in accordance with the 1940 Act.

     Holders of record of the shares of each Fund at the close of business on February 8, 2002, as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of a Meeting. The table provided in Appendix 6 hereto sets forth the number of shares outstanding for each Fund as of [ ], 2002.

     To the best of each Trust's knowledge, as of [ ], 2001, no person owned beneficially more than 5% of any Fund's outstanding shares, except as stated in Appendix 7.

     Appendix 8 lists the amount of shares and dollar range of each Fund owned directly or beneficially by the Trustees of the relevant Board.

     Georgeson Shareholder Communications, Inc. ("Georgeson") has been engaged to assist in the solicitation of proxies, at an estimated cost of $[ ] per Fund, plus expenses. As the Meeting date approaches, certain shareholders of each Fund may receive a telephone call from a representative of Georgeson if their votes have not yet been received. Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of each Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Trustees believe that these procedures are reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

     If a shareholder wishes to participate in a Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still submit the proxy card(s) originally sent with this Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card(s), they may contact Georgeson toll free at [ ]. Any proxy given by a shareholder is revocable until voted at a Meeting.

Shareholder Proposals for Subsequent Meetings

     It is currently anticipated that the 2003 annual meeting of shareholders will be held in [ ]. A shareholder wishing to submit a proposal for inclusion in a Fund's proxy statement for the 2003 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 should send such written proposal to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such proposal received no later than [ ] as timely. A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) to a Fund of a proposal submitted outside the process of Rule 14a-8 must submit such written notice to the Secretary of the Fund within a reasonable time before the solicitation of proxies for such meeting. A Fund will treat any such notice received no later than [ ] as timely. The timely submission of a proposal, however, does not guarantee its inclusion under either rule.

Other Matters to Come Before the Meetings

     The Boards are not aware of any matters that will be presented for action at the Meetings other than the matters described in this material. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of each Fund.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Boards,


John Millette
Secretary

                        INDEX OF EXHIBITS AND APPENDICES


EXHIBIT A:                 FORM OF NEW INVESTMENT MANAGEMENT AGREEMENT

EXHIBIT B:                 MANAGEMENT FEE RATES FOR FUNDS MANAGED BY
                           SCUDDER WITH SIMILAR INVESTMENT OBJECTIVES

EXHIBIT C:                 INFORMATION REGARDING OTHER FUNDS ADVISED OR
                           SUB-ADVISED BY DeAMIS

EXHIBIT D:                 FORM OF DeAMIS SUB-ADVISORY AGREEMENT

APPENDIX 1:                INFORMATION REGARDING SCUDDER

APPENDIX 2:                PROPOSED PORTFOLIO MANAGER CHANGES

APPENDIX 3:                FEES PAID TO SFAC AND SISC

APPENDIX 4:                FUND MANAGEMENT FEE RATES, NET ASSETS
                           AND AGGREGATE MANAGEMENT FEES

APPENDIX 5:                DATES RELATING TO INVESTMENT MANAGEMENT
                           AGREEMENTS

APPENDIX 6:                FUND SHARES OUTSTANDING

APPENDIX 7:                BENEFICIAL OWNERS OF 5% OR MORE OF FUND SHARES

APPENDIX 8:                FUND SHARES OWNED BY TRUSTEES AND EXECUTIVE OFFICERS

APPENDIX 9:                OFFICERS

APPENDIX 10:               AUDIT COMMITTEE CHARTER

APPENDIX 11:               FEES PAID TO INDEPENDENT AUDITORS OF THE FUNDS

                                    Exhibit A

                                   Form of New

                         INVESTMENT MANAGEMENT AGREEMENT

                                 [Name of Fund]
                            222 South Riverside Plaza
                             Chicago, Illinois 60606


                                                               [Date], 2002

[Zurich Scudder Investments, Inc.]
[address]

                         Investment Management Agreement
Ladies and Gentlemen:

     [Name of Fund] (the "Fund") has been established as a Massachusetts business trust to engage in the business of an investment company. The Fund has issued shares of beneficial interest (the "Shares").

     The Fund has selected you to act as the investment manager of the Fund and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Fund agrees with you as follows:

     1. Delivery of Documents. The Fund engages in the business of investing and reinvesting its assets in the manner and in accordance with its investment objectives, policies and restrictions. The Fund has furnished you with copies properly certified or authenticated of each of the following documents related to the Fund:

     (a)  The Declaration of Trust ("Declaration"), as amended to date.

     (b)  By-Laws of the Fund as in effect on the date hereof (the "By-Laws").

     (c) Resolutions of the Trustees of the Fund and the shareholders of the Fund selecting you as investment manager and approving the form of this Agreement.

     The Fund will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing.

     2. Portfolio Management Services. As manager of the assets of the Fund, you shall provide continuing investment management of the assets of the Fund in accordance with its investment objectives, policies and restrictions; the applicable provisions of the Investment Company Act of 1940 (the "1940 Act") and the Internal Revenue Code of 1986, as amended, (the "Code") relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations of which you have knowledge; subject always to policies and instructions adopted by the Fund's Board of Trustees. In connection therewith, you shall use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Fund shall have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to your investment advisory clients. In managing the Fund in accordance with the requirements set forth in this section 2, you shall be entitled to receive and act upon advice of counsel to the Fund. You shall also make available to the Fund promptly upon request all of the Fund's investment records and ledgers as are necessary to assist the Fund in complying with the requirements of the 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

     You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by the Fund and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with Fund policies. You shall determine what portion of the Fund's portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.

     You shall furnish to the Fund's Board of Trustees periodic reports on the investment performance of the Fund and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the Fund's officers or Board of Trustees shall reasonably request.

     3. Delegation of Portfolio Management Services. Subject to the prior approval of a majority of the members of the Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act, you may, through a sub-advisory agreement or other arrangement, delegate to any other company that you control, are controlled by, or are under common control with, or to specified employees of any such companies, or to more than one such company, certain of your duties enumerated in section 2 hereof; provided, that you shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve you of any of your obligations hereunder.

     Subject to the provisions of this Agreement, the duties of any sub-adviser or delegate, the portion of portfolio assets of the Fund that the sub-adviser or delegate shall manage and the fees to be paid to the sub-adviser or delegate by you under and pursuant to any sub-advisory agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by you, subject to the prior approval of a majority of the members of the Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the 1940 Act.

     4. Administrative Services. In addition to the portfolio management services specified above in section 2, you shall furnish at your expense for the use of the Fund such office space and facilities in the United States as the Fund may require for its reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the Fund administrative services on behalf of the Fund necessary for operating as a closed-end investment company and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the Fund's Board of Trustees and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, accounting agents, custodians, depositories, transfer agents and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Fund operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Fund's Registration Statement and semi-annual reports on Form N-SAR; overseeing the tabulation of proxies by the Fund's transfer agent; assisting in the preparation and filing of the Fund's federal, state and local tax returns; preparing and filing the Fund's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of Shares of the Fund under applicable federal and state securities laws; maintaining or causing to be maintained for the Fund all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Fund's custodian or other agents of the Fund; assisting in establishing the accounting policies of the Fund; assisting in the resolution of accounting issues that may arise with respect to the Fund's operations and consulting with the Fund's independent accountants, legal counsel and the Fund's other agents as necessary in connection therewith; establishing and monitoring the Fund's operating expense budgets; reviewing the Fund's bills; processing the payment of bills that have been approved by an authorized person; assisting the Fund in determining the amount of dividends and distributions available to be paid by the Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Fund as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Fund's Board of Trustees. Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of the Fund or any other person not a party to this Agreement which is obligated to provide services to the Fund.

     5. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 5, you shall pay the compensation and expenses of all Trustees, officers and executive employees of the Fund (including the Fund's share of payroll taxes) who are affiliated persons of you, and you shall make available, without expense to the Fund, the services of such of your directors, officers and employees as may duly be elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law. You shall provide at your expense the portfolio management services described in section 2 hereof and the administrative services described in section 4 hereof.

     You shall not be required to pay any expenses of the Fund other than those specifically allocated to you in this section 5. In particular, but without limiting the generality of the foregoing, you shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's Trustees and officers as are directors, officers or employees of you whose services may be involved, for the following expenses of the Fund: organization expenses of the Fund (including out-of-pocket expenses, but not including your overhead or employee costs); fees payable to you and to any other Fund advisors or consultants; legal expenses; auditing and accounting expenses; maintenance of books and records which are required to be maintained by the Fund's custodian or other agents of the Fund; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund's accounting agent for which the Fund is responsible pursuant to the terms of the Fund Accounting Services Agreement, custodians, subcustodians, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this section 5, other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of securities issued by the Fund; expenses relating to investor and public relations; expenses and fees of registering or qualifying Shares of the Fund for sale; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; the compensation and all expenses (specifically including travel expenses relating to Fund business) of Trustees, officers and employees of the Fund who are not affiliated persons of you; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of printing and distributing reports, notices and dividends to shareholders; expenses of printing and mailing Prospectuses and statements of additional information of the Fund and supplements thereto; costs of stationery; any litigation expenses; indemnification of Trustees and officers of the Fund; and costs of shareholders' and other meetings.

     6. Management Fee. For all services to be rendered, payments to be made and costs to be assumed by you as provided in sections 2, 3, 4 and 5 hereof, the Fund shall pay you in United States Dollars on the last day of each month the unpaid balance of a fee equal to the excess of (a) [see Appendix 6 to this Proxy Statement for the investment management fee rate paid by each Fund]; over (b) any compensation waived by you from time to time (as more fully described below). You shall be entitled to receive during any month such interim payments of your fee hereunder as you shall request, provided that no such payment shall exceed 75 percent of the amount of your fee then accrued on the books of the Fund and unpaid.

     The net asset value of the Fund shall be calculated at such time or times as the Trustees may determine in accordance with the provisions of the 1940 Act. On each day when net asset value is not calculated, the net asset value shall be deemed to be the net asset value as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

     You may waive all or a portion of your fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of your services. You shall be contractually bound hereunder by the terms of any publicly announced waiver of your fee, or any limitation of the Fund's expenses, as if such waiver or limitation were fully set forth herein.

     7. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of the Fund, neither you nor any of your directors, officers or employees shall act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for the Fund's account with brokers or dealers selected by you in accordance with Fund policies. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

     Your services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and services to others. In acting under this Agreement, you shall be an independent contractor and not an agent of the Fund. Whenever the Fund and one or more other accounts or investment companies advised by you have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by you to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by you to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund.

     8. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the Fund agrees that you shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the Fund or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties hereunder.

     9. Duration and Termination of This Agreement. This Agreement shall remain in force until September 30, 2002, and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.

     This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund or by the Fund's Board of Trustees on 60 days' written notice to you, or by you on 60 days' written notice to the Fund. This Agreement shall terminate automatically in the event of its assignment.

     This Agreement may be terminated with respect to the Fund at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that you or any of your officers or directors has taken any action which results in a breach of your covenants set forth herein.

     10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in a manner consistent with the 1940 Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom.

     11. Limitation of Liability for Claims. The Declaration, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "[Name of Fund]" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of the Fund, or Trustee, officer, employee or agent of the Fund, shall be subject to claims against or obligations of the Fund to any extent whatsoever, but that the Fund estate only shall be liable.

     You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund, or from any Trustee, officer, employee or agent of the Fund.

     12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

     This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause the Fund to fail to comply with the requirements of Subchapter M of the Code.

     This Agreement shall supersede all prior investment advisory or management agreements entered into between you and the Fund.

     If you are in agreement with the foregoing, please execute the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Fund, whereupon this letter shall become a binding contract effective as of the date of this Agreement.

                                 Yours very truly,


                                 [Name of Fund]

                                 By: _____________________________________
                                       Vice President

      The foregoing Agreement is hereby accepted as of the date hereof.

                                 [ZURICH SCUDDER INVESTMENTS, INC.]

                                 By: _____________________________________
                                       Name

                                       -------------------------------------
                                       Title

                                    Exhibit B
                Management Fee Rates for Funds Managed by Scudder
                       with Similar Investment Objectives*


 Fund                           Objective                                           Fee Rate+                    Net Assets
 ----                           ---------                                           --------                    ----------

U.S. Income Funds

Scudder Floating Rate Fund      As high a level of current income as is             0.500% to $1 billion         $    172,334,773
                                consistent with the preservation of capital.        0.490% next $2 billion
                                                                                    0.480% next $2 billion
                                                                                    0.470% next $5 billion
                                                                                    0.450% over $10 billion

Scudder GNMA Fund               High level of income while actively seeking to      0.400% to $5 billion          $    4,273,399,626
                                reduce downside risk compared with other GNMA       0.385% next $1 billion
                                mutual funds.                                       0.370% over $6 billion

Scudder High-Yield Fund         Highest level of current income obtainable from a   0.580% to $250 million        $    2,616,954,464
                                diversified portfolio of fixed-income securities    0.550% next $750 million
                                which the fund's investment manager considers       0.530% next $1.5 billion
                                consistent with reasonable risk.  As a secondary    0.510% next $2.5 billion
                                objective, the fund will seek capital gain where    0.480% next $2.5 billion
                                consistent with its primary objective.              0.460% next $2.5 billion
                                                                                    0.440% next $2.5 billion
                                                                                    0.420% over $12.5 billion

Scudder High-Yield Opportunity  Total return through high current income and        0.600% to $500 million        $    129,687,812
Fund                            capital appreciation.                               0.575% next $500 million
                                                                                    0.550% next $500 million
                                                                                    0.525% next $500 million
                                                                                    0.500% next $1 billion
                                                                                    0.475% over $3 billion++

Scudder Income Fund             High income while managing its portfolio in a way   0.550% to $250 million        $    835,783,924
                                that is consistent with the prudent investment of   0.520% next $750 million
                                shareholders' capital.                              0.500% next $1.5 billion
                                                                                    0.480% next $2.5 billion
                                                                                    0.450% next $2.5 billion
                                                                                    0.430% next $2.5 billion
                                                                                    0.410% next $2.5 billion
                                                                                    0.400% over $12.5 billion++

Scudder Short Term Bond Fund   High income while managing its portfolio in a way   0.450% to $1.5 billion         $    1,144,505,490
                               that is consistent with maintaining a high degree   0.425% next $500 million
                               of stability.                                       0.400% next $1 billion
                                                                                   0.385% next $1 billion
                                                                                   0.370% next $1 billion
                                                                                   0.355% next $1 billion
                                                                                   0.340% over $6 billion

Scudder Strategic Income        High current return.                               0.580% to $250 million         $    438,621,367
Fund                                                                               0.550% next $750 million
                                                                                   0.530% next $1.5 billion
                                                                                   0.510% next $2.5 billion
                                                                                   0.480% next $2.5 billion
                                                                                   0.460% next $2.5 billion
                                                                                   0.440% next $2.5 billion
                                                                                   0.420% over $12.5 billion

Scudder U.S. Government        High current income, liquidity and security of      0.450% to $250 million         $    4,211,460,035
Securities Fund                principal.                                          0.430% next $750 million
                                                                                   0.410% next $1.5 billion
                                                                                   0.400% next $2.5 billion
                                                                                   0.380% next $2.5 billion
                                                                                   0.360% next $2.5 billion
                                                                                   0.340% next $2.5 billion
                                                                                   0.320% over $12.5 billion

Global Income Funds

Scudder Emerging Markets       High current income and, secondarily, long-term     1.000% to $500 million         $    120,468,131
Income Fund                    capital appreciation.                               0.950% over $500 million

Scudder Global Bond Fund       Total return with an emphasis on current income;    0.750% to $250 million         $    180,288,837
                               capital appreciation is a secondary goal.           0.720% next $750 million
                                                                                   0.700% next $1.5 billion
                                                                                   0.680% next $2.5 billion
                                                                                   0.650% next $2.5 billion
                                                                                   0.640% next $2.5 billion
                                                                                   0.630% next $2.5 billion
                                                                                   0.620% over $12.5 billion

Asset Allocation Funds Series

Scudder Pathway Series:        Current income and, as a secondary objective,       There will be no fee as the    $    112,874,335
Conservative Portfolio         long-term growth of capital.                        Investment Manager will
                                                                                   receive a fee from the underlying funds.

Scudder Pathway Series:        Balance of current income and growth of capital.    There will be no fee as the     $  268,370,642
Moderate Portfolio                                                                 Investment Manager will receive
                                                                                   a fee from theunderlying funds.

U.S. Growth and Income Funds

Scudder Balanced Fund           Balance of growth and income from a diversified     0.470% to $1.5 billion         $  934,277,783
                                portfolio of equity and fixed-income securities.    0.445% next $500 million
                                                                                    0.420% over $2 billion

Scudder Dividend &              High current income and long-term growth of         0.750% to $500 million         $  31,675,170
Growth Fund                     capital by investing primarily in common stocks,    0.700% over $500 million
                                convertible securities and real estate investment
                                trusts.

Scudder Growth and Income       Long-term growth of capital, current income and     0.450% to $14 billion          $  6,890,176,215
Fund                            growth of income while actively seeking to reduce   0.425% next $2 billion
                                downside risk as compared with other growth and     0.400% next $2 billion
                                income funds.                                       0.385% over $18 billion
Closed-End Funds
Scudder High Income Trust        Highest current income obtainable consistent with   0.850% to $250 million       $  172,641,703
                                 reasonable risk with capital gains secondary.       0.750% over $250 million(1)

Scudder Intermediate Government  High current income consistent with preservation    0.800% of net assets(1)      $  248,728,544
Trust                            of capital by investing in U.S. and foreign
                                 government securities.

Scudder Multi-Market Income      High current income consistent with prudent total   0.850% of net assets(1)      $ 162,810,924
Trust                            return asset management by investing in a
                                 diversified portfolio of investment grade
                                 tax-exempt securities.

Scudder Municipal Income Trust   High level of current income exempt from federal    0.550% of net assets(1)      $ 726,129,144
                                 income tax.

Scudder Strategic Income Trust   [High current income by investing its assets in a   0.850% of net assets(1)      $ 40,839,186
                                 combination of lower-rated
                                 corporate fixed-income securities,
                                 fixed-income securities of
                                 emerging market and other foreign
                                 issuers and, fixed-income
                                 securities of the U.S. government
                                 and its agencies and
                                 instrumentalities and private
                                 mortgage-backed issuers.]

Scudder Strategic Municipal      High level of current income exempt from federal    0.600% of net assets(1)      $  197,223,147
Income Trust                     income tax by investing in a diversified
                                 portfolio of tax-exempt municipal securities.

Montgomery Street Income         High level of current income consistent with        0.500% to $150 million       $  195,533,218
Securities, Inc                  prudent investment risks through a diversified      0.450% next $50 million
                                 portfolio primarily of debt securities.             0.400% over $200 million

Scudder Global High Income       High level of current income and, secondarily,      1.200% of net assets(1)      $  56,235,145
Fund, Inc.                       capital appreciation through investment
                                 principally in dollar-denominated Latin American
                                 debt instruments.

Insurance/Annuity Products

Bond Portfolio                   High level of income consistent with a high         0.475% of net assets         $  181,899,319
                                 quality portfolio of debt securities.

Scudder Blue Chip Portfolio      Growth of capital and of income.                    0.650% of net assets         $  239,669,789

Scudder Government Securities    High current income consistent with preservation    0.550% of net assets         $  305,227,432
Portfolio                        of capital.

Scudder High Yield Portfolio     High level of current income.                       0.600% of net assets         $  335,090,389
Portfolio

Scudder Investment Grade Bond    High current income.                                0.600% of net assets         $  133,759,440

SVS Growth and Income Portfolio  Long-term capital growth and current income.        0.950% to $250 million       $  178,848,733
                                                                                     0.925% next $250 million
                                                                                     0.900% next $500 million
                                                                                     0.875% next $1.5 billion
                                                                                     0.850% over $2.5 billion


* Unless otherwise noted, the information provided below is shown as of the end of each Fund's most recent fiscal year.

+ Unless otherwise noted, the investment management fee rates provided below are based on the average daily net assets of a Fund.

++   Subject to waiver and/or expense limitations.

(1)  Based on average weekly net assets.


                                    Exhibit C
                      Similar Funds Advised or Sub-Advised
                                    by DeAMIS

                                         Net Assets
                                         (Millions) as of             Advisory Fee
Name of Fund                             December 31, 2001            (% of average daily net assets)
------------                             -----------------            -------------------------------

International Select Equity Fund               $258,283,127.47        0.70%
Emerging Markets Debt Fund                      $74,401,141.11        1.00%
Emerging Markets Equity Fund                   $122,395,262.20        1.00%

                                    Exhibit D
                                     Form of
                          DeAMIS Sub-Advisory Agreement

                                     FORM OF
                              SUBADVISORY AGREEMENT

     AGREEMENT made as of the [Date], between ZURICH SCUDDER INVESTMENTS, INC., a Delaware corporation (hereinafter called the "Manager"), and DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED, [type of entity, state of organization] (hereinafter called the "Subadviser").

                                   WITNESSETH:

     WHEREAS, [Name of Trust] (the "Trust") is a Massachusetts business trust organized with one or more series of shares, and is registered as an investment company under the Investment Company Act of 1940 (the "Investment Company Act");

     WHEREAS, the Manager desires to utilize the services of the Subadviser to provide subadvisory services with respect to the [Name of Series] (the "Series"), being one of the series of the Trust, which is under the management of the Manager pursuant to an Investment Management Agreement between the Manager and the Trust dated [date]; and

     WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

1. The Subadviser's Services. The Subadviser shall serve the Manager as investment counsel with respect to the Series.

     The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Series as set forth in the current Prospectus and Statement of Additional Information of the Trust relating to the Series (including amendments), and in accordance with the Declaration of Trust and By-laws of the Trust, as both may be amended from time to time, governing the offering of its shares and subject to such resolutions, policies and procedures as from time to time may be adopted by the Board and furnished to the Subadviser in writing, and in accordance with the instructions and procedures of the Manager furnished to the Subadviser in writing, to develop, recommend and implement such investment program and strategy for the Series, to provide research and analysis relative to the investment program and securities and other investments ("investments") of the Series, to determine what investments should be purchased, sold and, if applicable, loaned by the Series and to monitor on a continuing basis the performance of the investments of the Series. In addition, the Subadviser shall place orders for the purchase and sale of investments for the Series and, subject to the provisions of this section, shall take reasonable steps to assure that those portfolio transactions are effected subject to the best execution under the circumstances. The Subadviser shall advise the custodian for the Series ("Custodian") and the Manager on a prompt basis of each purchase and sale of an investment specifying the name of the issuer, the CUSIP number (if available), the description and amount (or number of shares) of the investment purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Board or the Manager may reasonably request, the Subadviser shall furnish to the Manager, the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on assets held in the Series, all in such detail as the Trust or the Manager may reasonably request. The Subadviser shall also inform the Manager, the Trust's officers and the Board on a current basis of changes in investment strategy or tactics or any other developments materially affecting the Series. The Subadviser shall make its officers and employees available to meet with the Manager, the Trust's officers and the Board at least quarterly on due notice and at such other times as may be mutually agreeable, to review the investments and investment performance of the Series in the light of the Series' investment objectives and policies and market conditions.

     Absent written instructions to the Manager to the contrary, the Subadviser shall place all orders for the purchase and sale of investment instruments for the Series with brokers or dealers selected by the Subadviser consistent with best execution, which, subject to and consistent with the policies and procedures of the Trust relating to Rule 17e-l under the Investment Company Act, may include brokers or dealers affiliated with the Subadviser. Purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. The Subadviser shall use its best efforts to obtain execution of portfolio transactions at prices that are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. The Subadviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Subadviser. The Subadviser may place portfolio transactions with a broker or dealer with which it has negotiated a commission in excess of the commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities that the Subadviser has with respect to the Series and to accounts over which it exercises investment discretion, and not all such services or products will necessarily be used by the Subadviser in managing the Series. In addition, consistent with best execution, the Subadviser may execute portfolio transactions through brokers and dealers that sell shares of mutual funds advised by the Subadviser or recommend to their customers that they purchase shares of such funds. If the Subadviser determines that any product or service furnished by a broker--dealer has a mixed use, such that it also serves functions that do not assist the Subadviser in carrying out its investment decision--making process, the Subadviser shall be responsible for making and documenting a reasonable allocation of the costs of such service or product. The portion of the product or service that the Subadviser determines will assist it in carrying out its investment decision--making process may be paid for in brokerage commission dollars.

     It shall be the duty of the Subadviser to furnish to the Trustees such information as may reasonably be requested in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 9 hereof, including any information requested pursuant to section 15(c) of the Investment Company Act. Any information reasonably deemed proprietary by the Subadviser shall be subject to the provisions of
Section 6 hereof.

     The Subadviser shall not be responsible for fund accounting nor shall it be required to generate fund accounting data.

     The Series assets shall be maintained in the custody of the custodian identified by the Manager in writing (the "Custodian") . Any assets added to the Series shall be delivered directly to the Custodian. The Subadviser shall have no liability for the acts or omissions of any Custodian, other than (subject to Section 11) for acts or omissions arising in reliance on instructions from the Subadviser.

     In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and except as otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Series or the Manager in any way or otherwise be deemed to be an agent of the Trust, the Series or the Manager.

     In furnishing the services under this Agreement, the Subadviser shall comply with the requirements of the Investment Company Act and of the Investment Advisers Act of 1940 ("Advisers Act") applicable to it, the regulations promulgated thereunder, and all other applicable laws and regulations. The Subadviser shall immediately notify the Manager and the Trust in the event that the Subadviser: (1) becomes subject to a statutory disqualification that prevents the Subadviser from serving as an investment adviser pursuant to this Agreement; or (2) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority (including, without limitation, any self-regulatory organization) which proceeding or action could reasonably be deemed material to the Subadviser's performance of its duties under this Agreement (unless the Subadviser is prohibited by applicable law or regulation from disclosing such proceeding or action). The Subadviser shall immediately forward, upon receipt, to the Manager any correspondence from the SEC or other regulatory authority that relates to the Series.

     The Subadviser shall be responsible for the preparation and filing of reports on Schedule l3G and Form 13F with respect to securities held by the Series, but unless otherwise expressly agreed to in writing, the Subadviser shall not be responsible for the preparation or filing of any other reports required of the Series by any governmental or regulatory agency.

     The Subadviser may request information from the Manager or from the fund accountant, the Custodian or other service providers to the Series to enable the Subadviser to monitor compliance with portfolio restrictions of the Series. In the event such information is not made available to the Subadviser reasonably promptly upon request, the Subadviser shall notify the Manager in writing. If the Manager does not provide (or arrange for the provision of) such information to the Subadviser reasonably promptly upon receipt of written notice from the Subadviser, the Manager shall assume responsibility for the monitoring to which the requested information relates.

     The Subadviser's primary consideration in effecting a security transaction shall be to obtain the best execution under the circumstances for the Series, taking into account the factors specified in the Prospectus and Statement of Additional Information of the Trust relating to the Series. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction an amount of commission in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of either that particular transaction or its overall responsibilities with respect to accounts as to which it exercises investment discretion.

2. Delivery of Documents to the Subadviser. The Manager shall furnish to the Subadviser copies of each of the following documents:

     (i)  The Declaration of Trust of the Trust as in effect on the date hereof;

     (ii) The By-laws of the Trust in effect on the date hereof;

    (iii) The   resolutions  of  the  Board  approving  the  engagement  of  the
Subadviser as subadviser for the Series and approving the form of this agreement;

     (iv) The resolutions of the Board selecting the Manager as investment manager to the Series and approving the form of the Investment Management Agreement with the Trust, on behalf of the Series;

     (v) The Investment Management Agreement with the Trust on behalf of the Series;

     (vi) The Code of Ethics of the Trust and of the Manager as currently in effect;

     (vii) Current copies of the Prospectus and Statement of Additional Information of the Trust relating to the Series; and

     (viii) Resolutions, policies and procedures adopted by the Board in respect of the management or operation of the Series.

     (ix) Such other information as the Subadviser may reasonably request in connection with the performance of its duties under this Agreement.

     The Manager shall furnish the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements as to Items
(a) through (g) above shall be provided within 30 days of the time such materials became available to the Manager and, until so provided, the Subadviser may continue to rely on those documents previously provided.

     During the term of this Agreement, the Manager also shall furnish to the Subadviser prior to use thereof copies of all Trust documents, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Series or the public that refer in any way to the Subadviser, and shall not use such material if the Subadviser reasonably objects in writing after reasonable opportunity to review such material after receipt thereof. However, the Manager and the Subadviser may mutually agree that certain of the above-mentioned documents do not need to be furnished to the Subadviser prior to the document's use.

     In the event of termination of this Agreement, the Manager shall continue to furnish to the Subadviser copies of any of the above-mentioned materials that refer in any way to the Subadviser. The Manager shall furnish or otherwise make available to the Subadviser such other information relating to the business affairs of the Trust as the Subadviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

     3. Delivery of Documents to the Manager. The Subadviser shall furnish the Manager with copies of each of the following documents:

     The Manager will cooperate with the Subadviser in establishing and maintaining brokerage and other accounts that the Subadviser deems advisable to allow for the purchase and sale of various forms of securities or other instruments by the Series pursuant to this Agreement.

            (i)    The Subadviser's most recent balance sheet;

            (ii) Separate lists of persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to the Custodian and the fund accounting agent of Trust assets for the Series;

            (iii)   The Code of Ethics of the Subadviser as currently in effect;
and

            (iv) Any compliance policies, trading, commission and other reports, confirmation of the Subadviser's insurance coverage (in form and substance satisfactory to the Manager), and such other management or operational documents as the Manager may reasonably request in writing (on behalf of itself or the Board) in assessing the Subadviser.

     The Subadviser will maintain a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Trust with a copy of the code of ethics, including any amendments thereto, together with evidence of its adoption and a certification to the effect that the Subadviser has adopted procedures reasonably necessary to prevent its "access persons" from violating its code of ethics. The Subadviser will be subject to its code of ethics and will not be subject to any other code of ethics, including that of the Manager, unless specifically adopted by the Subadviser. At least annually (or more frequently if required by Rule 17j-1 or as the Trust or the Manager may reasonably request), the Subadviser shall provide a written report as to the matters required to be provided to the Trust by the Subadviser under Rule 17j-l, including the certification provided for therein. Upon the written request of the Trust, the Subadviser shall permit Trust to examine the policies and procedures the Subadviser maintains pursuant to Rule 17j-l to the extent material to the assessment of the Subadviser's performance of its duties under this Agreement.

     The Subadviser shall furnish the Manager from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Additionally, the Subadviser shall provide to the Manager such other documents relating to its services under this Agreement as the Manager may reasonably request on a periodic basis. Such amendments or supplements as to items (a) through (c) above shall be provided within 30 days of the time such materials became available to the Subadviser.

     Any information reasonably deemed proprietary by the Subadviser shall be subject to the provisions of Section 6 hereof.

     The Subadviser shall promptly notify the Manager of any transaction or other event that results in an "assignment" of this Agreement within the meaning of the Investment Company Act. In addition, the Subadviser shall promptly complete and return to the Manager or the Trust any compliance questionnaires or other inquiries submitted to the Subadviser in writing.

4. Other Agreements, etc. It is understood that any of the shareholders, the Trustees, officers and employees of the Trust or the Series may be a shareholder, director, officer or employee of, or be otherwise interested in, the Subadviser, any interested person of the Subadviser, any organization in which the Subadviser may have an interest or any organization which may have an interest in the Subadviser, and that any such interested person or any such organization may have an interest in the Trust or the Series. It is also understood that the Subadviser, the Manager and the Trust may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses.

     Scudder Strategic Income Fund, Scudder Worldwide 2004 Fund: When a security proposed to be purchased or sold for the Series is also to be purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchases or sales on a pro-rata, rotating or other equitable basis so as to avoid any one account's being preferred over any other account.

     The Subadviser may give advice and take action with respect to other funds or clients, or for its own account which may differ from the advice or the timing or nature of action taken with respect to the Series. The Subadviser makes no representation or warranty, express or implied, that any level of investment performance or investment results will be achieved by the Series or that the Series will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

     Nothing in this Agreement shall be implied to prevent (1) the Manager from engaging other subadvisers to provide investment advice and other services in relation to other series of the Trust for which the Subadviser does not provide such services, or to prevent the Manager from providing such services itself in relation to such series; or (2) the Subadviser from providing investment advice and other services to other funds or clients.

5.   Fees, Expenses and Other Charges.

     (i) Subject to the provisions of this Agreement, the duties of the Subadviser, the portion of portfolio assets that the Subadviser shall manage, and the fees to be paid the Subadviser by the Manager under and pursuant to this Agreement may be adjusted from time to time by the Manager with and upon the approval of the Board and the members of the Trust's Board of Trustees who are not "interested persons," as defined in the Investment Company Act.

     (ii) The Subadviser, at its expense, shall furnish all necessary investment facilities, including salaries of personnel required for it to execute its duties under this Agreement.

     (iii) The Manager, the Series and the Trust shall assume and pay their respective organizational, operational and business expenses not specifically assumed or agreed to be paid by the Subadviser pursuant to this Agreement. The Subadviser shall pay its own organizational, operational and business expenses but shall not be obligated to pay any expenses of the Manager, the Trust, or the Series, including without limitation (i) interest and taxes, (ii) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments for the Series, and (iii) custodian fees and expenses. Any reimbursement to the Series of management fees required by any expense limitation provision set forth in the Prospectus or Statement of Additional Information of the Series, and any liability to the Series arising out of a violation of Section 36(b) of the Investment Company Act by the Manager, shall be the sole responsibility of the Manager.

6. Confidential Treatment. It is understood that any information or recommendation supplied by the Subadviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Manager, the Trust or such persons as the Manager may designate in connection with the Series and further understood that any information reasonably designated as proprietary by the Subadviser shall be subject to such limitations on access or use as the Subadviser and the Manager or the Trust shall reasonably agree. It is also understood that any information supplied to the Subadviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of investments which, on a temporary basis, may not be bought or sold for the Series, is to be regarded as confidential and for use only by the Subadviser in connection with its obligation to provide investment advice and other services to the Series.

     The Manager will not, directly or indirectly, use, disclose or furnish, to any person or entity, records or information concerning the business of the Subadviser, except as necessary for the performance of its duties under this Agreement or the Investment Management Agreement, or as required by applicable law or regulation, upon prior written notice to the Subadviser. Subadviser is the sole owner of the name and mark "Janus." Other than as permitted by Section 2 hereof, the Manager will not, and will not permit the Series to, without prior written consent of the Subadviser, use the name or mark "Janus" or make representations regarding the Subadviser or its affiliates. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall cause the Series to cease, as promptly as practicable, all use of the Janus name or any Janus mark (except to the extent necessary in describing the management of the Series during the term of this Agreement).

     The Subadviser shall maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of investment transactions.

7. Representations and Covenants of the Parties. The Subadviser hereby acknowledges that it is registered as an investment adviser under the Advisers Act and that neither it nor any affiliated person of it, as such term is defined in Section 2(a)(3) of the Investment Company Act ("affiliated person"), is subject to any disqualification that would make the Subadviser unable to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act. The Subadviser covenants that it will carry out appropriate compliance procedures necessary to the operation of the Series as the Subadviser and the Manager may agree The Subadviser also covenants that it will manage the Series in conformity with all applicable rules and regulations of the SEC in all material respects and so that the Series will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code ("Code") and will be adequately diversified for purposes of Section 817(h) of the Code and the Treasury regulations thereunder.

     The Manager hereby represents and warrants that (a) it is registered as an investment adviser under the Advisers Act, (b) it is validly existing and in good standing as a corporation under the laws of Delaware, (c) it has all requisite corporate power and authority to execute, deliver and perform this Agreement, (d) such execution, delivery and performance have been duty authorized by all necessary corporate proceedings of the Manager, (e) it has authority under the Investment Management Agreement to execute, deliver and perform this Agreement, and (f) it has received a copy of Part II of the Subadviser's Form ADV.

8. Reports by the Subadviser and Records of the Series. The Subadviser shall furnish the Manager monthly, quarterly and annual reports concerning the transactions and performance of the Series, including information required to be disclosed in the Trust's registration statement, in such form as may be mutually agreed, to review the Series and discuss the management of it. If requested by the Manager, the Subadviser shall also furnish the Manager quarterly compliance certifications. The Subadviser shall permit its financial statements, books and records with respect to the Series to be inspected and audited by the Trust, the Manager or their agents at all reasonable times during normal business hours. The Subadviser shall immediately notify and forward to both the Manager and legal counsel for the Series any legal process served upon it on behalf of the Manager or the Trust. The Subadviser shall promptly notify the Manager of any changes in any information concerning the Subadviser of which the Subadviser becomes aware that would be required to be disclosed in the Trust's registration statement.

     In compliance with the requirements of Rule 3la-3 under the Investment Company Act, the Subadviser agrees that all records it maintains for the Trust with respect to the Series are the property of the Trust and further agrees to surrender promptly to the Trust or the Manager any such records upon the Trust's or the Manager's request. However, the Subadviser may retain copies of such records to comply with the recordkeeping requirements of the Investment Advisers Act and Investment Company Act. The Subadviser further agrees to maintain for the Trust the records the Trust is required to maintain under Rule 3la-l(b) insofar as such records relate to the investment affairs of the Series. The Subadviser further agrees to preserve for the periods prescribed by Rule 3la-2 under the Investment Company Act the records it maintains for the Trust.

9. Continuance and Termination. This Agreement shall remain in full force and effect through September 30, 2002, and is renewable annually thereafter by specific approval of the Board or by the affirmative vote of a majority of the outstanding voting securities of the Series. Any such renewal shall be approved by the vote of a majority of the Trustees who are not interested persons under the Investment Company Act, cast in person at a meeting called for the purpose of voting on such renewal. This Agreement may be terminated without penalty at any time by the Board, by vote of a majority of the outstanding voting securities of the Series, or by the Manager or by the Subadviser upon 60 days' written notice. This Agreement shall automatically terminate in the event of its assignment by either party to this Agreement, as defined in the Investment
Company Act, or upon termination of the Manager's Investment Management Agreement with the Trust, on behalf of the Series. In addition, the Manager or the Trust may terminate this Agreement upon immediate notice if the Subadviser becomes statutorily disqualified from performing its duties under this Agreement or otherwise is legally prohibited from operating as an investment adviser.

10. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective until approved in a manner consistent with the Investment Company Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom, SEC no-action letter or SEC interpretive guidance.

     This Agreement may be amended only in accordance with applicable law, and only by a written instrument signed by all the parties to this Agreement.

11. Voting Rights. The Manager shall be responsible for exercising any voting rights of any investments of the Series.

12. Indemnification. The Subadviser agrees to indemnify and hold harmless the Manager, any affiliated person of the Manager and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Manager, against any and all losses, claims damages, liabilities or litigation (including reasonable legal and other expenses), to which the Manager or such affiliated person or controlling person may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of the Subadviser's responsibilities as manager of the Series (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Subadviser, any of the Subadviser's employees or representatives or any affiliate of or any person acting on behalf of the Subadviser; (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus and Statement of Additional Information of the Trust relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made in reliance upon written information furnished by the Subadviser to the Manager, the Trust or any affiliated person of the Manager or the Trust expressly for use in the Trust's registration statement, or upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's registration statement; or (3) to the extent of, and as a result of, the failure of the Subadviser to execute, or cause to be executed, portfolio transactions according to the standards and requirements of the Investment Company Act, the Advisers Act and the Securities Exchange Act of 1934.

     In no case shall the Subadviser's indemnity in favor of the Manager or any affiliated person or controlling person of the Manager, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     Except as may otherwise be provided under the 1933 Act, the Investment Company Act, the Advisers Act, under any other statute, at common law or otherwise, neither the Subadviser nor any of its affiliates, officers, directors, shareholders, employees or agents shall be liable to the Manager for any loss, liability, cost, damage or expense, including reasonable attorneys' fees and costs (collectively referred to in this Agreement as "Losses"), including without limitation Losses in connection with pricing information or other information provided by Subadviser, except for Losses resulting from the gross negligence, bad faith or willful misconduct, or reckless disregard of obligations and duties under this Agreement, of the Subadviser or of its affiliates, officers, directors, shareholders, employees or agents, as the case may be.

     The Manager agrees to indemnify and hold harmless the Subadviser and any affiliated person or controlling person of the Subadviser against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Subadviser or such affiliated person or controlling person may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, or under any other statute, at common law or otherwise, arising out of the Manager's responsibilities as investment manager of the Series (1) to the extent of and as a result of the willful misconduct, bad faith, or gross negligence by the Manager, any of the Manager's employees or representatives or any affiliate of or any person acting on behalf of the Manager; or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus and Statement of Additional Information of the Trust relating to the Series or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such a statement or omission was made by the Trust other than in reliance upon written information furnished by the Subadviser, or any affiliated person of the Subadviser, expressly for use in the Trust's registration statement or other than upon verbal information confirmed by the Subadviser in writing expressly for use in the Trust's registration statement.

     In no case shall the Manager's indemnity in favor of the Subadviser or any affiliated person or controlling person of the Subadviser, or any other provision of this Agreement, be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     Except as may otherwise be provided under the 1933 Act, the Investment Company Act, the Advisers Act, under any other statute, at common law or otherwise, neither' the Manager nor any of its affiliates, officers, directors, shareholders, employees or agents shall be liable to the Subadviser for any Losses, including without limitation Losses in connection with information provided by the Manager, except for Losses resulting from the gross negligence, bad faith or willful misconduct, or reckless disregard of obligations and duties under this Agreement, of the Manager or of its affiliates, officers, directors, shareholders, employees or agents, as the case may be.

     The obligations of this Section 11 shall survive the termination of this Agreement.

13. Certain Definitions. For the purposes of this Agreement, the "vote of a majority of the outstanding voting securities of the Series" means the affirmative vote, at a duly called and held meeting of shareholders of the Series, (1) of the holders of 67% or more of the shares of the Series present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting are present in person or by proxy; or (2) of the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting, whichever is less.

     For the purposes of this Agreement, the terms "affiliated person," "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act, and the term "controlling person" shall have the meaning defined in the 1933 Act, subject, however, to such exemptions as may be granted by the SEC under such Acts.

14. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered or sent by pre-paid first class letter post to the following addresses or to such other address as the relevant addressee provides in writing to the others for the delivery of such notices and communications, and shall be deemed to have been given at the time of delivery.

If to the Manager:                          ZURICH SCUDDER INVESTMENTS, INC.
                                            [Address]

If to the Trust:                            [NAME OF TRUST]
                                            [Name of Series]
                                            [Address]


If to the Subadviser:                        DEUTSCHE ASSET MANAGEMENT
                                             INVESTMENT SERVICES LIMITED
                                             [Address]

15. Instructions. The Subadviser is authorized to honor and act on any notice, instruction or confirmation given by the Trust or Manager in writing signed or sent by one of the persons whose names, addresses and specimen signatures shall be provided by the Trust or Manager from time to time.

16. Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of New York in a manner not in conflict with the provisions of the Investment Company Act, except with respect to Section 16, which shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

17. Limitation of Liability of the Trust, Trustees, and Shareholders. It is understood and expressly stipulated that none of the Trustees, officers, agents, or shareholders of the Trust shall be personally liable hereunder. It is understood and acknowledged that all persons dealing with the Series must look solely to the property of the Series for the enforcement of any claims against the Series as neither the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust or the Series. No series of the Trust shall be liable for the obligations of any other series.

18.  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties hereto have each caused this instrument to be signed in duplicate on its behalf by the officer designated below thereunto duly authorized.

                                             ZURICH SCUDDER INVESTMENTS, INC.


                                              By:
Attest:                                       Name:
        --------------------------
Name:                                         Title:
Title:

                                              DEUTSCHE ASSET MANAGEMENT
                                              INVESTMENT SERVICES LIMITED

Attest:                                       By:
Name      -------------------------           Name:
Title:                                        Title:

                                   Appendix 1
                          Information Regarding Scudder

     Zurich Scudder Investments, Inc., located at 345 Park Avenue, New York, New York 10154, is one of the largest and most experienced investment management firms in the United States. It was established as a partnership in 1919 and restructured as a Delaware corporation in 1985. Its first fund was launched in 1928. As of December 31, 2001, Scudder had approximately $328 billion in assets under management. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

     As of December 31, 2001, the outstanding securities of Scudder are held of record as follows: 1.31% by Zurich Insurance Company, 54 Thompson Street, Third Floor, New York, New York 10012; 37.78% and 16.06% by Zurich Holding Company of America ("ZHCA"), 1400 American Lane, Schaumburg, Illinois, 60196 and Zurich Financial Services (UKISA) Limited, 22 Arlington Street, London SW1A, 1RW United Kingdom, respectively, each a wholly owned subsidiary of Zurich Insurance Company; 27.14% by ZKI Holding Corporation ("ZKIH"), 222 South Riverside Plaza, Chicago, Illinois 60606, a wholly owned subsidiary of ZHCA; 13.91% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn L. Quirk and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of Scudder's employee and retired employee stockholders pursuant to a Second Amended and Restated Security Holders Agreement among Scudder, Zurich Insurance Company, ZHCA, ZKIH, the Management Representatives, the employee stockholders, the retired employee stockholders and Edmond D. Villani, as trustee of Zurich Scudder's Executive Defined Contribution Plan Trust (the "Plan Trust"); and 3.80% by the Plan Trust.

     On October 17, 2000, the dual holding company structure of Zurich Financial Services Group was unified under a single Swiss holding company called Zurich Financial Services, Mythenquai 2, 8002 Zurich, Switzerland. Zurich Insurance Company is an indirect wholly owned subsidiary of Zurich Financial. The transaction did not affect Zurich Insurance Company's ownership interest in Scudder or Scudder's operations.

     The names and principal occupations of the principal executive officers and directors of Scudder are shown below.

Directors and Officers of Scudder

     Steven M. Gluckstern, 105 East 17th Street, Fourth Floor, New York, New York 10003. Chairman of the Board and Director, Scudder. Chief Executive Officer, Zurich Global Asset, LLC.

     Edmond D. Villani, 345 Park Avenue, New York, New York 10154. President, Chief Executive Officer and Director, Scudder. Managing Director, Scudder.

     Kathryn L. Quirk, 345 Park Avenue, New York, New York 10154. General Counsel, Chief Compliance Officer and Secretary, Scudder. Managing Director, Scudder.

     Farhan Sharaff, 345 Park Avenue, New York, New York 10154. Chief Investment Officer, Scudder. Managing Director, Scudder.

     Chris C. DeMaio, 345 Park Avenue, New York, New York 10154. Treasurer, Scudder. Managing Director, Scudder.

     Nicholas Bratt, 345 Park Avenue, New York, New York 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

     Lynn S. Birdsong, 345 Park Avenue, New York, New York, 10154. Corporate Vice President and Director, Scudder. Managing Director, Scudder.

     Laurence W. Cheng, 54 Thompson Street, New York, New York 10012. Director, Scudder. Chairman and Chief Executive Officer, Capital Z Management, LLC.

     Martin Feinstein, 4680 Wilshire Boulevard, Los Angeles, California 90010. Director, Scudder. Chairman of the Board, President and Chief Executive Officer, Farmers Group, Inc.

     Gunther  Gose,  Mythenquai  2,  P.O.  Box  CH-8022,  Zurich,   Switzerland.
Director, Scudder. Chief Financial Officer, Zurich Financial.

     Appendix 3 includes information regarding each officer of each Fund who is associated with Scudder.

     Certain senior executives of Scudder are expected to take positions at Deutsche Asset Management, including Edmond D. Villani, Scudder's President and Chief Executive Officer, who is expected to become Chairman of Deutsche Asset Management. Deutsche Bank has represented that it does not anticipate that the Transaction will have any adverse effect on Scudder's ability to fulfill its obligations under the New Investment Management Agreements or on its ability to operate its businesses in a manner consistent with its current practices.

     Edmond Villani, Nicholas Bratt and Lynn Birdsong, each a director of Scudder, are parties to employment agreements with Scudder, entered into in 1997 when Scudder was acquired by Zurich Financial, which would provide each executive, if his employment is terminated by Scudder without cause or by the executive for good reason, with a severance payment equal to two times the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Messrs. Villani and Bratt, and equal to the sum of his base salary and the higher of his two most recent annual bonuses, in the case of Mr. Birdsong. [In addition, Messrs. Villani, Bratt and Birdsong are participants in the Zurich Scudder Investments Supplemental Employee Retirement Plan, the Zurich Scudder Investments Excess Retirement Plan, the Zurich Scudder Investments Long-Term Incentive Plan, the Zurich Scudder Investments Executive Defined Contribution Plan, the Zurich Scudder Investments Special Incentive Compensation Plan and the Zurich Kemper Investments Supplemental Profit Sharing Plan (collectively, the "Plans"). Pursuant to the terms of each Plan, upon consummation of the Transaction, the respective accounts of each participant in the Plans will become fully vested to the extent that such amounts were not vested prior to the consummation of the Transaction.]

     Scudder also informed the Funds that as of December 31, 2001, Scudder shared power to vote and dispose of 1,634,248 shares of Deutsche Bank common stock (approximately 0.26 of 1% of the shares outstanding). All of those shares were held by various investment companies managed by Scudder. On that date, Scudder also shared power to vote and/or dispose of other securities of Deutsche Bank and its affiliates, some of which were also held by various investment companies managed by Scudder. To the extent required by the 1940 Act, prior to, or within a reasonable time after the Transaction, Scudder will dispose of the Deutsche Bank (and affiliates') securities held by various investment companies managed by Scudder, and Deutsche Bank will pay the transactional costs associated with such disposition.

                                   Appendix 2

                       Proposed Portfolio Manager Changes


          Below is a table that shows, as of [February 4], 2002, the anticipated changes to the lead portfolio management of the Funds after the Transaction. The information contained in the table is subject to change prior to or following the close of the Transaction. Shareholders of a Fund will be notified following a change in their Fund's lead portfolio manager(s).


                  Fund                        Lead Portfolio Managers as of       Lead Portfolio Managers After the
                                                           12/31/01                          Transaction

Scudder High Income Trust                 Harry E. Resis, Jr.                     Andrew Cestone, Harry E. Resis


Scudder Intermediate Government Trust     Scott E. Dolan                          John Dugenske

Scudder Multi-Market Income Trust         J. Patrick Beimford, Jan C. Faller      Greg Boal, Jan C. Faller

Scudder Municipal Income Trust            Philip G. Condon                        Philip G. Condon

Scudder Strategic Income Trust            J. Patrick Beimford, Jan C. Faller      Greg Boal, Jan C. Faller

Scudder Strategic Municipal Income Trust  Philip G. Condon                       Philip G. Condon


                                   Appendix 3
                           Fees Paid to SFAC and SISC

                                                                            Aggregate Fee to    Aggregate Fee to SISC
                         Fund                              Fiscal Year             SFAC

Scudder High Income Trust                                    11/30/01

Scudder Intermediate Government Trust                        12/31/01

Scudder Multi-Market Income Trust                            11/30/01

Scudder Municipal Income Trust                               11/30/01

Scudder Strategic Income Trust                               11/30/01

Scudder Strategic Municipal Income Trust                     11/30/01


                                   Appendix 4
                      Fund Management Fee Rates, Net Assets
                          and Aggregate Management Fees


                                                Fiscal                              Management                Aggregate Management
                    Fund                         Year           Net Assets            Fee Rate+                  Fee Paid*

Scudder High Income Trust                        11/30/01       $172,641703     0.850% to $250 million            $1,585,165
                                                                                0.750% over $250 million

Scudder Intermediate Government Trust            12/31/01       $248,728,544    0.800% of net assets              $2,008,924

Scudder Multi-Market Income Trust                11/30/01       $162,810,924    0.850% of net assets              $9,133,315

Scudder Municipal Income Trust                   11/30/01       $726,129,144    0.550% of net assets              $1,411,523

Scudder Strategic Income Trust                   11/30/01       $ 40,839,186    0.850% of net assets               $ 354,399

Scudder Strategic Municipal Income Trust         11/30/01       $197,223,147    0.600% of net assets              $1,184,882



* The management fee rates shown are for the Fund's most recently completed fiscal year, unless otherwise noted. + Aggregate management fees disclosed in this table may include fees paid to successors and affiliates of Scudder.

                                   Appendix 5
               Dates Relating to Investment Management Agreements

                                                               Current Investment                          Termination Date
                                                                   Management         New Investment      (Unless Continued)
                                            Date of Current      Agreement Last         Management        For New Investment
                                               Investment          Approved By      Agreement Approved   Management Agreement
                                              Management          Shareholders          By Trustees
                  Fund                         Agreement

Scudder High Income Trust                        9/7/98             12/17/98              2/4/02               9/30/02

Scudder Intermediate Government Trust            9/7/98             12/17/98              2/4/02               9/30/02

Scudder Multi-Market Income Trust                9/7/98             12/17/98              2/4/02               9/30/02

Scudder Municipal Income Trust                   9/7/98             12/17/98              2/4/02               9/30/02

Scudder Strategic Income Trust                   9/7/98             12/17/98              2/4/02               9/30/02

Scudder Strategic Municipal Income Trust         9/7/98             12/17/98              2/4/02               9/30/02


                                   Appendix 6
                             Fund Shares Outstanding

          The table below sets forth the number of shares outstanding for each class of each Fund as of [ ], 2002.


          Fund                                     Number of Shares Outstanding

Scudder High Income Trust

Scudder Intermediate Government Trust

Scudder Multi-Market Income Trust

Scudder Municipal Income Trust

Scudder Strategic Income Trust

Scudder Strategic Municipal
Income Trust

                                   Appendix 7
                 Beneficial Owners of 5% or More of Fund Shares

                                   Appendix 8

         Fund Shares Owned by Nominees, Trustees and Executive Officers

     Many of the nominees, Trustees and executive officers own shares of the series of each Trust and of other funds in the Scudder and Deutsche Bank Families of Funds, allocating their investments among such funds based on their individual investment needs. The following table sets forth, for each nominee and Trustee, the dollar range of equity securities owned in each series of each Trust owned as of December 31, 2001. In addition, the last column in the table represents the aggregate dollar range of equity securities owned as of December 31, 2001 in all funds overseen or to be overseen by each nominee or Trustee in the Scudder and Deutsche Bank Families of Funds. The information as to beneficial ownership is based on statements furnished to each Trust by each nominee, Trustee and executive officer. Unless otherwise noted, each nominee's and Trustee's individual shareholdings of each class of any series of each Trust constitute less than 1% of the outstanding shares of such class. Unless otherwise noted, as a group, the Trustees and executive officers of each Trust own less than 1% of the shares of each class of any series of each Trust.

Names of Nominees
   and Trustees
                        John W.          Lewis A.       Mark S.      Linda C.     Donald L.   James R.
                      Ballantine         Burnham        Casady       Coughlin     Dunaway     Edgar

       Fund

Scudder High
Income Trust

Scudder
Intermediate
Government Trust

Scudder
Multi-Market
Income Trust

Scudder Municipal
Income Trust

Scudder Strategic
Income Trust

Aggregate Dollar
Range of Equity
Securities



    Names of
  Nominees and
    Trustees
                     William F.       Robert B.       Shirley D.        Fred B.        William P.        John G.
                     Glavin           Hoffman         Peterson         Renwick         Sommers         Weithers

      Fund

Scudder High
Income Trust

Scudder
Intermediate
Government Trust

Scudder
Multi-Market
Income Trust

Scudder
Municipal Income
Trust

Scudder
Strategic Income
Trust

Aggregate Dollar
Range of Equity
Securities*



                                   Appendix 9
                                    Officers


         The following persons are officers of each Fund noted in the table below:
                                            Present Office with the Trust;        Trust (Year First Became
                Name (age)               Principal Occupation or Employment(1)          an Officer)(2)

Mark S. Casady ([age])                   Trustee and President; Managing        Scudder High Income
                                         Director, Scudder; formerly,           Trust ([    ])
                                         Institutional Sales Manager of an      Scudder Intermediate Government
                                         unaffiliated mutual fund distributor.  Trust ([    ])
                                                                                Scudder Multi-Market Income Trust
                                                                                ([    ])
                                                                                Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])

Linda C. Coughlin ([age])                Trustee, Vice President and            Scudder High Income
                                         Chairperson; Managing Director,        Trust ([    ])
                                         Scudder.                               Scudder Intermediate Government
                                                                                Trust ([    ])
                                                                                Scudder Multi-Market Income Trust
                                                                                ([    ])
                                                                                Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])

Philip J. Collora ([age])                Vice President and Assistant           Scudder High Income
                                         Secretary; Attorney, Senior Vice       Trust ([    ])
                                         President, Scudder.                    Scudder Intermediate Government
                                                                                Trust ([    ])
                                                                                Scudder Multi-Market Income Trust
                                                                                ([    ])
                                                                                Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])

Kathryn L. Quirk ([age])                 Vice President; Managing Director,     Scudder High Income
                                         Scudder.                               Trust ([    ])
                                                                                Scudder Intermediate Government
                                                                                Trust ([    ])
                                                                                Scudder Multi-Market Income Trust
                                                                                ([    ])
                                                                                Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])

Harry E. Resis, Jr. ([age])              Vice President; Managing Director,     Scudder High Income
                                         Scudder.                               Trust ([    ])

Daniel J. Doyle ([age])                  Vice President; [    ], Scudder.       Scudder High Income
                                                                                Trust ([    ])

Richard L. Vandenberg ([age])            Vice President; Managing Director,     Scudder Intermediate Government
                                         Scudder; formerly, Senior Vice         Trust ([    ])
                                         President and portfolio manager with
                                         an unaffiliated investment
                                         management firm.

Scott E. Dolan                           Vice President; [    ], Scudder.       Scudder Intermediate Government
                                                                                Trust ([    ])

Philip G. Condon                         Vice President; [    ], Scudder.       Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])

J. Patrick Beimford, Jr. ([age])         Vice President; Managing Director,     Scudder Multi-Market Income Trust
                                         Scudder.                               ([    ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])

Jan C. Faller ([age])                    Vice President; Senior Vice            Scudder Multi-Market Income Trust
                                         President, Scudder.                    ([    ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])

Linda J. Wondrack ([age])                Vice President; Managing Director,     Scudder High Income
                                         Scudder.                               Trust ([    ])
                                                                                Scudder Intermediate Government
                                                                                Trust ([    ])
                                                                                Scudder Multi-Market Income Trust
                                                                                ([    ])
                                                                                Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])

Gary French ([age])                      Treasurer; [Senior Vice President],    Scudder High Income
                                         Scudder.                               Trust ([    ])
                                                                                Scudder Intermediate Government
                                                                                Trust ([    ])
                                                                                Scudder Multi-Market Income Trust
                                                                                ([    ])
                                                                                Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])

John R. Hebble ([age])                   Assistant Treasurer; Senior Vice       Scudder High Income
                                         President, Scudder.                    Trust ([    ])
                                                                                Scudder Intermediate Government
                                                                                Trust ([    ])
                                                                                Scudder Multi-Market Income Trust
                                                                                ([    ])
                                                                                Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])

Brenda Lyons ([age])                     Assistant Treasurer; Senior Vice       Scudder High Income
                                         President, Scudder.                    Trust ([    ])
                                                                                Scudder Intermediate Government
                                                                                Trust ([    ])
                                                                                Scudder Multi-Market Income Trust
                                                                                ([    ])
                                                                                Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])

Thomas Lally ([age])                     Assistant Treasurer; [Senior Vice      Scudder High Income
                                         President], Scudder.                   Trust ([    ])
                                                                                Scudder Intermediate Government
                                                                                Trust ([    ])
                                                                                Scudder Multi-Market Income Trust
                                                                                ([    ])
                                                                                Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])

John Millette ([age])                    Secretary; Vice President,             Scudder High Income
                                         Scudder[./;     ]                      Trust ([    ])
                                                                                Scudder Intermediate Government
                                                                                Trust ([    ])
                                                                                Scudder Multi-Market Income Trust
                                                                                ([    ])
                                                                                Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])

Caroline Pearson ([age])                 Assistant Secretary; Senior Vice       Scudder High Income
                                         President, Scudder; formerly,          Trust ([    ])
                                         Associate, Dechert Price & Rhoads      Scudder Intermediate Government
                                         (law firm) 1989 to 1997.               Trust ([    ])
                                                                                Scudder Multi-Market Income Trust
                                                                                ([    ])
                                                                                Scudder Municipal Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Income Trust ([
                                                                                ])
                                                                                Scudder Strategic Municipal Income
                                                                                Trust ([    ])


(1) Unless otherwise stated, all of the officers have been associated with their respective companies for more than five years, although not necessarily in the same capacity.

(2) The President, Treasurer and Secretary each holds office until the first meeting of Trustees in each calendar year and until his or her successor has been duly elected and qualified, and all other officers hold office as the Trustees permit in accordance with the By-laws of the applicable Fund.

                                   Appendix 10

                             AUDIT COMMITTEE CHARTER
                              ADOPTED JULY 18, 2001

I.   PURPOSE

     The Audit Committee is a committee of the Board of the Fund. Its primary function is to assist the Board in fulfilling certain of its responsibilities.

     The Audit Committee serves as an independent and objective party to monitor the Fund's accounting policies, financial reporting and internal control system. The Audit Committee also serves to provide an open avenue of communication among the independent accountants, Fund management, and the Board.

     o Fund management has the primary responsibility to establish and maintain systems for accounting, reporting, and internal control.

     o The independent accountants have the primary responsibility to plan and implement a proper audit of the accounting, reporting, and internal control practices.

     The Audit Committee may have additional functions and responsibility as deemed appropriate by the Board and the Audit Committee.

II.  COMPOSITION

     The Audit Committee shall be comprised of three or more board members1 as determined by the Board, each of whom shall be an independent board member, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. For purposes of the Audit Committee, a board member is independent if he or she is not an "interested person" of the Fund as that term is defined in the Investment Company Act of 1940 and meets the independence requirements set forth in New York Stock Exchange Rule 303.01(B)(3). Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment (or must become financially literate within a reasonable time after his or her appointment to the Audit Committee). At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment

     The members and chairman of the Audit Committee shall be elected by the Board annually and serve until their successors shall be duly elected and qualified.

III. MEETINGS

     The Audit Committee shall meet four times annually, or more frequently as circumstances dictate. Special meetings (including telephone meetings) may be called by the Chair or a majority of the members of the Audit Committee upon reasonable notice to the other members of the Audit Committee. As part of its job to foster open communication, the Audit Committee should meet annually with senior Fund management responsible for accounting and financial reporting and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee, or any of such other persons, believes should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

     A.   Duties/Reports/Review

          1. Review this Charter, annually, and recommend changes, if any, to the Board.

          2. Review, annually, with Fund management and the independent accountants, the organizational structure, reporting relationship, adequacy of resources and qualifications of the senior Fund management personnel responsible for accounting and financial reporting.

          3. Review, annually, with Fund management and the independent accountants, their separate evaluation of the adequacy of the Fund's system of internal controls.

          4. Review, with Fund management and the independent accountants, the SAS 70 prepared by Fund management's independent accountants and those sections of the internal reports, if any, to Fund management prepared by the Manager's internal auditing department related solely to the Fund's systems for accounting, reporting and internal controls and Fund management's response.

          5. Review, annually, with Fund management and the independent accountants, policies for valuation of Fund portfolio securities, and the frequency and magnitude of pricing errors.

          6. Review with Fund management and the independent accountants, the Fund's audited financial statements (including, but not limited to, the matters required to be discussed by statement on Auditing Standards No. 61), and recommend to the Board, if appropriate, that the audited financial statements be included in the Fund's annual report to shareholders required by Section 30(e) of the Investment Company Act of 1940 and Rule 30d-1 thereunder.

     B.   Independent Accountants

          1. Recommend to the Board the selection of the independent accountants, considering independence, performance and effectiveness, and approve the fees and other compensation to be paid to the independent accountants, on the condition that the independent accountants are ultimately accountable to the Board and the Audit Committee and that the Audit Committee and the Board, consistent with the requirements of the Investment Company Act of 1940 and relevant state law, have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement). On an annual basis, request, receive and review the independent accountants' specific representations as to their independence, including identification of all significant relationships the accountants have with the Fund, Fund management and any affiliate and any material service provider of the Fund (including, but not limited to, disclosures regarding the independent accountants' independence required by Independence Standards Board Standard No. 1), and recommend that the Board take appropriate action, if any, in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

          2. Meet with the independent accountants and Fund management to review the scope of the proposed audit for the current year, and at the conclusion thereof review such audit, including any comments or recommendations of the independent accountants or Fund management including their assessment about significant risks or exposures and the steps taken by Fund management to minimize such risks to the Fund.

          3.   Review  the  management   letter   prepared  by  the  independent
               accountants and Fund management's response.

          4. Consider for approval any significant special projects for the Fund by the independent accountants.

    C.   Financial Reporting Processes

          1. Consider the independent accountants' judgment about the quality and appropriateness of the Fund's accounting policies as applied in its financial reporting.

          2. Review any major changes to the Fund's accounting policies as suggested by the independent accountants or Fund management.

          3. Review any significant disagreement among Fund management and the independent accountants in connection with the preparation of the Fund's annual and semi-annual reports, including any difficulties encountered and any restrictions on the scope of the work or access to information.

    D.    Process Improvements

     Review with the independent accountants and Fund management significant changes or improvements in accounting and auditing processes that have been implemented.

    E.    Other Responsibilities

          1. Investigate any other matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other experts for this purpose at the expense of the Fund, if, in its judgment, that is appropriate.

          2. Perform any other activities consistent with this Charter, the Fund's Charter, By-Laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

     Maintain minutes of committee meetings; report its significant activities to the Board; and make such recommendations to the Board as the Audit Committee may deem necessary or appropriate.


(1) To the extent the Fund is organized as a Massachusetts business trust, any references to "directors" or "board members" shall be deemed to mean "trustees."

                                   Appendix 11
                 Fees Paid to Independent Auditors of the Funds

                                                                            Financial
                                                                         Information Systems
                                                                             Design and
                             Fund                     Audit Fees          Implementation Fees      All Other Fees(1)

Scudder High Income Trust

Scudder Intermediate Government Trust

Scudder Multi-Market Income Trust

Scudder Municipal Income Trust

Scudder Strategic Income Trust

Scudder Strategic Municipal Income Trust





(1) In addition to the amounts shown in the table for the Funds, E&Y received an aggregate amount of $[ ], which include $[ ] for services performed on behalf of the Funds and other Scudder-advised funds and $[ ] for services performed for Scudder and other related entities that provide support for the operations of the funds.